HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
INDEPENDENT AUDITORS' REPORT

FINANCIAL STATEMENTS -- STATUTORY-BASIS


As of December 31, 2014 and 2013, and for the Years Ended December 31, 2014, 2013 and 2012

           HARTFORD LIFE AND ANNUITY INSURANCE COMPANY





                                  CONTENTS
                ---

                                                                                                                       Page:
                                                                                                                     -------
Independent Auditors' Report                                                                                             F-2

Financial Statements -- Statutory-Basis:
     Admitted Assets, Liabilities and Capital and Surplus                                                                F-3
     Statements of Operations                                                                                            F-4
     Statements of Changes in Capital and Surplus                                                                        F-5
     Statements of Cash Flows                                                                                            F-6
     Notes to Statutory-Basis Financial Statements                                                                    F-7-41

[DELOITTE_LOGO]
DELOITTE & TOUCHE LLP
CityPlace I, 32nd Floor
185 Asylum Street
Hartford, CT 06103-3402
USA
Tel: +1 860 725 3000
Fax: +1 860 725 3500
www.deloitte.com




                        INDEPENDENT AUDITORS' REPORT
         ---------------------------------------------------------

To the Board of Directors of
Hartford Life and Annuity Insurance Company
Hartford, Connecticut

We have audited the accompanying statutory-basis financial statements of Hartford Life and Annuity Insurance Company (the "Company"), which comprise the statutory-basis statements of admitted assets, liabilities, and capital and surplus as of December 31, 2014 and 2013, and the related statutory-basis statements of operations, changes in capital and surplus, and cash flows for each of the three years in the period ended December 31, 2014, and the related notes to the statutory-basis financial statements.

Management's Responsibility for the Statutory-Basis Financial Statements

Management is responsible for the preparation and fair presentation of these statutory-basis financial statements in accordance with the accounting practices prescribed or permitted by the Insurance Department of the State of Connecticut. Management is also responsible for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these statutory-basis financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statutory-basis financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the statutory-basis financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the statutory-basis financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company's preparation and fair presentation of the statutory-basis financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the statutory-basis financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Basis for Adverse Opinion on Accounting Principles Generally Accepted in the United States of America

As described in Note 2 to the statutory-basis financial statements, the statutory-basis financial statements are prepared by the Company using the accounting practices prescribed or permitted by the Insurance Department of the State of Connecticut, which is a basis of accounting other than accounting principles generally accepted in the United States of America, to meet the requirements of the Insurance Department of the State of Connecticut.

The effects on the statutory-basis financial statements of the variances between the statutory-basis of accounting described in Note 2 to the statutory-basis financial statements and accounting principles generally accepted in the United States of America, although not reasonably determinable, are presumed to be material.

Adverse Opinion on Accounting Principles Generally Accepted in the United States of America

In our opinion, because of the significance of the matter described in the Basis for Adverse Opinion on Accounting Principles Generally Accepted in the United States of America paragraph, the statutory-basis financial statements referred to above do not present fairly, in accordance with accounting principles generally accepted in the United States of America, the financial position of the Company as of December 31, 2014 and 2013, or the results of its operations or its cash flows for each of the three years in the period ended December 31, 2014.

Opinion on Statutory Basis of Accounting

In our opinion, the statutory-basis financial statements referred to above present fairly, in all material respects, the admitted assets, liabilities, and capital and surplus of the Company as of December 31, 2014 and 2013, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2014, in accordance with the accounting practices prescribed or permitted by the Insurance Department of the State of Connecticut as described in Note 2 to the statutory-basis financial statements.

[DELOITTE AND TOUCHE LLP_SIG]
April 10, 2015

           HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
      ADMITTED ASSETS, LIABILITIES AND CAPITAL AND SURPLUS
                        (STATUTORY-BASIS)



                                                                                                AS OF DECEMBER 31,
                                                                                    --------------------------------------------
                                                                                           2014                    2013
                                                                                    --------------------    --------------------
ADMITTED ASSETS
   Bonds                                                                            $     5,222,504,562     $     6,607,547,375
   Common and preferred stocks                                                              421,420,428             127,419,027
   Mortgage loans on real estate                                                            630,597,256             748,644,757
   Real estate                                                                                       --              24,138,440
   Contract loans                                                                           111,304,205             113,618,103
   Cash and short-term investments                                                        1,165,885,527           1,073,189,919
   Derivatives                                                                              438,078,322             733,869,075
   Other invested assets                                                                    171,326,391             412,748,837
                                                                                    --------------------    --------------------
                                                 TOTAL CASH AND INVESTED ASSETS           8,161,116,691           9,841,175,533
                                                                                    --------------------    --------------------
   Investment income due and accrued                                                        173,342,988             147,796,682
   Amounts recoverable for reinsurance                                                       50,979,170              13,042,870
   Federal income tax recoverable                                                           314,503,230               4,563,265
   Net deferred tax asset                                                                   268,561,509             246,175,000
   Receivables from parent, subsidiaries and affiliates                                      25,391,221                      --
   Other assets                                                                              89,731,025              87,962,342
   Separate Account assets                                                               38,162,711,736          44,216,206,885
                                                                                    --------------------    --------------------
                                                          TOTAL ADMITTED ASSETS     $    47,246,337,570     $    54,556,922,577
                                                                                    --------------------    --------------------
LIABILITIES
   Aggregate reserves for future benefits                                           $     3,871,818,441     $     3,888,279,333
   Liability for deposit-type contracts                                                   1,172,347,898           1,359,149,615
   Policy and contract claim liabilities                                                     19,103,904              17,654,042
   Asset valuation reserve                                                                   62,391,546              43,221,943
   Interest maintenance reserve                                                              24,706,940              11,100,036
   Payables to parent, subsidiaries and affiliates                                           31,185,084              33,588,068
   Accrued expense allowances and amounts due from Separate
     Accounts                                                                              (270,796,113)           (439,117,332)
   Funds held under reinsurance treaties with unauthorized reinsurers                                --             255,906,441
   Collateral on derivatives                                                                283,440,461             184,976,453
   Other liabilities                                                                        480,530,643           1,905,349,635
   Separate Account liabilities                                                          38,162,711,736          44,216,206,885
                                                                                    --------------------    --------------------
                                                              TOTAL LIABILITIES          43,837,440,540          51,476,315,119
                                                                                    --------------------    --------------------
CAPITAL AND SURPLUS
   Common stock -- par value $1,250 per share, 3,000 shares authorized,
     2,000 shares issued and outstanding                                                      2,500,000               2,500,000
   Aggregate write-ins for other than special surplus funds                                 315,634,232             356,288,911
   Gross paid-in and contributed surplus                                                  1,605,527,920           1,724,153,661
   Unassigned surplus                                                                     1,485,234,878             997,664,886
                                                                                    --------------------    --------------------
                                                      TOTAL CAPITAL AND SURPLUS           3,408,897,030           3,080,607,458
                                                                                    --------------------    --------------------
                                      TOTAL LIABILITIES AND CAPITAL AND SURPLUS     $    47,246,337,570     $    54,556,922,577
                                                                                    --------------------    --------------------




                     SEE NOTES TO FINANCIAL STATEMENTS.

           HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
                    STATEMENTS OF OPERATIONS
                        (STATUTORY-BASIS)



                                                                          FOR THE YEARS ENDED DECEMBER 31,
                                                            --------------------------------------------------------------
                                                                   2014                 2013                  2012
                                                            -------------------  --------------------  -------------------
REVENUES
   Premiums and annuity considerations                      $   41,392,753,512   $    (2,982,594,824)  $    1,288,798,535
   Net investment income                                           260,902,958           347,140,114          687,977,036
   Commissions and expense allowances on reinsurance
     ceded                                                         381,657,599           237,724,234           49,989,787
   Reserve adjustments on reinsurance ceded                     (2,550,166,630)      (11,525,149,849)      (8,032,092,137)
   Fee income                                                      940,123,990         1,091,315,212        1,206,201,964
   Other revenues                                                    6,229,503           (32,644,968)          22,453,259
                                                            -------------------  --------------------  -------------------
                                          TOTAL REVENUES        40,431,500,932       (12,864,210,081)      (4,776,671,556)
                                                            -------------------  --------------------  -------------------
BENEFITS AND EXPENSES
   Death and annuity benefits                                      427,374,112           320,204,707          759,877,305
   Disability and other benefits                                     3,889,681             3,947,333            8,161,076
   Surrenders and other fund withdrawals                         6,345,781,545          (155,831,892)         305,668,254
   Commissions and expense allowances                              286,910,347           452,981,544          468,295,588
   Decrease in aggregate reserves for life and
     accident and health policies                                  (16,460,886)       (5,487,457,401)        (378,937,282)
   General insurance expenses                                      111,580,027            87,609,648          354,659,954
   Net transfers from Separate Accounts                         (7,825,980,171)       (9,917,191,960)      (7,601,449,859)
   Modified coinsurance adjustment on reinsurance
     assumed                                                    41,005,789,588          (242,324,170)        (292,387,321)
   IMR adjustment on reinsurance ceded                              69,971,617          (515,239,930)                  --
   Other expenses                                                 (152,993,874)          286,342,487          125,643,377
                                                            -------------------  --------------------  -------------------
                             TOTAL BENEFITS AND EXPENSES        40,255,861,986       (15,166,959,634)      (6,250,468,908)
                                                            -------------------  --------------------  -------------------
                 NET GAIN FROM OPERATIONS BEFORE FEDERAL
                            INCOME TAX (BENEFIT) EXPENSE           175,638,946         2,302,749,553        1,473,797,352
   Federal income tax (benefit) expense                           (294,390,300)         (220,692,418)         323,855,226
                                                            -------------------  --------------------  -------------------
                                NET GAIN FROM OPERATIONS           470,029,246         2,523,441,971        1,149,942,126
                                                            -------------------  --------------------  -------------------
   Net realized capital losses, after tax                         (374,825,322)       (1,801,673,490)        (438,565,374)
                                                            -------------------  --------------------  -------------------
                                              NET INCOME    $       95,203,924   $       721,768,481   $      711,376,752
                                                            -------------------  --------------------  -------------------




                     SEE NOTES TO FINANCIAL STATEMENTS.

           HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
          STATEMENTS OF CHANGES IN CAPITAL AND SURPLUS
                        (STATUTORY-BASIS)



                                                                            FOR THE YEARS ENDED DECEMBER 31,
                                                                ---------------------------------------------------------
                                                                      2014                2013                2012
                                                                ------------------  -----------------  ------------------

COMMON STOCK -- PAR VALUE $1,250 PER SHARE, 3,000
   SHARES AUTHORIZED, 2,000 SHARES ISSUED AND
   OUTSTANDING
                                                                ------------------  -----------------  ------------------
   Balance, beginning and end of year                           $       2,500,000   $      2,500,000   $       2,500,000
                                                                ------------------  -----------------  ------------------
GROSS PAID-IN AND CONTRIBUTED SURPLUS
   Balance, beginning of year                                       1,724,153,661      2,771,903,231       2,893,378,493
   Capital return                                                    (118,625,741)    (1,047,749,570)       (121,475,262)
                                                                ------------------  -----------------  ------------------
                                       BALANCE, END OF YEAR         1,605,527,920      1,724,153,661       2,771,903,231
                                                                ------------------  -----------------  ------------------
AGGREGATE WRITE-INS FOR OTHER THAN SPECIAL SURPLUS
   FUNDS
   Balance, beginning of year                                         356,288,911        169,606,804         174,887,393
   Amortization and decreases of gain on inforce reinsurance          (40,654,679)      (215,694,859)         (5,280,589)
   Additions to gain on inforce reinsurance                                    --        402,376,966                  --
                                                                ------------------  -----------------  ------------------
                                       BALANCE, END OF YEAR           315,634,232        356,288,911         169,606,804
                                                                ------------------  -----------------  ------------------
AGGREGATE WRITE-INS FOR SPECIAL SURPLUS FUNDS
   Balance, beginning of year                                                  --                 --         176,605,742
   Change in additional admitted deferred tax asset                            --                 --        (176,605,742)
                                                                ------------------  -----------------  ------------------
                                       BALANCE, END OF YEAR                    --                 --                  --
                                                                ------------------  -----------------  ------------------
UNASSIGNED FUNDS
   Balance, beginning of year                                         997,664,886         82,204,354         684,067,442
   Net income                                                          95,203,924        721,768,481         711,376,752
   Change in net unrealized capital gains (losses) on
     investments, net of tax                                          183,246,494       (154,476,512)       (106,980,222)
   Change in net unrealized foreign exchange capital
     gains (losses)                                                    72,274,886        363,986,509        (823,914,426)
   Change in net deferred income tax                                 (120,170,337)      (375,254,834)         72,756,668
   Change in asset valuation reserve                                  (19,169,603)       119,349,251          16,922,045
   Change in nonadmitted assets                                       276,184,628        240,087,637        (648,630,747)
   Cumulative effect of change in accounting principles                        --                 --         176,605,742
   Change in liability for reinsurance in unauthorized
     companies                                                                 --                 --               1,100
                                                                ------------------  -----------------  ------------------
                                       BALANCE, END OF YEAR         1,485,234,878        997,664,886          82,204,354
                                                                ------------------  -----------------  ------------------
CAPITAL AND SURPLUS
                                       BALANCE, END OF YEAR     $   3,408,897,030   $  3,080,607,458   $   3,026,214,389
                                                                ------------------  -----------------  ------------------




                     SEE NOTES TO FINANCIAL STATEMENTS.

           HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
                    STATEMENTS OF CASH FLOWS
                        (STATUTORY-BASIS)



                                                                                     FOR THE YEARS ENDED DECEMBER 31,
                                                                      --------------------------------------------------------------
                                                                             2014                  2013                 2012
                                                                      -------------------   -------------------  -------------------
OPERATING ACTIVITIES
   Premiums and annuity considerations                                $      213,032,252    $       15,820,221   $    1,289,285,920
   Net investment income                                                     270,311,416           364,733,620          702,155,801
   Reserve adjustments on reinsurance                                     (2,550,166,630)      (11,525,149,849)      (8,032,092,137)
   Miscellaneous income                                                    1,325,441,429         1,635,924,081        1,261,070,634
                                                                      -------------------   -------------------  -------------------
      Total income                                                          (741,381,533)       (9,508,671,927)      (4,779,579,782)
                                                                      -------------------   -------------------  -------------------
   Benefits paid                                                           7,687,606,724          (377,328,461)         861,678,272
   Federal income tax (recoveries) payments                                   (3,253,985)           47,256,686          (75,830,891)
   Net transfers from Separate Accounts                                   (7,994,301,390)      (10,148,162,354)      (7,815,822,328)
   Other expenses                                                            139,984,605           997,622,493        1,837,953,351
                                                                      -------------------   -------------------  -------------------
      Total benefits and expenses                                           (169,964,046)       (9,480,611,636)      (5,192,021,596)
                                                                      -------------------   -------------------  -------------------
           NET CASH (USED FOR) PROVIDED BY OPERATING ACTIVITIES             (571,417,487)          (28,060,291)         412,441,814
                                                                      -------------------   -------------------  -------------------
INVESTING ACTIVITIES
   PROCEEDS FROM INVESTMENTS SOLD, MATURED OR REPAID
   Bonds                                                                   3,310,320,779         6,037,482,299        6,156,517,642
   Common and preferred stocks                                                27,047,595           342,055,826          199,580,266
   Mortgage loans                                                            128,821,117             5,855,121           69,995,071
   Derivatives and other                                                     260,070,712           158,163,292           33,818,042
                                                                      -------------------   -------------------  -------------------
      Total investment proceeds                                            3,726,260,203         6,543,556,538        6,459,911,021
                                                                      -------------------   -------------------  -------------------
   COST OF INVESTMENTS ACQUIRED
   Bonds                                                                   2,325,739,261         3,576,442,582        8,537,855,101
   Common and preferred stocks                                               328,136,634            55,567,364           15,489,335
   Mortgage loans                                                              7,465,000            27,000,000          316,475,000
   Real estate                                                                 1,985,128               589,238              236,398
   Derivatives and other                                                     282,240,093         1,270,287,989        1,207,268,735
                                                                      -------------------   -------------------  -------------------
      Total investments acquired                                           2,945,566,116         4,929,887,173       10,077,324,569
                                                                      -------------------   -------------------  -------------------
   Net (decrease) increase in contract loans                                  (2,313,898)           (7,915,459)           4,563,280
                                                                      -------------------   -------------------  -------------------
           NET CASH PROVIDED BY (USED FOR) INVESTING ACTIVITIES              783,007,985         1,621,584,824       (3,621,976,828)
                                                                      -------------------   -------------------  -------------------
FINANCING AND MISCELLANEOUS ACTIVITIES
   Paid-in (return) of surplus                                               262,417,164        (1,049,578,625)                  --
   Funds held under reinsurance treaties with unauthorized
   reinsurers                                                                         --        (2,725,663,492)         428,824,026
   Collateral (paid) received on investment repurchase program                        --        (1,614,859,275)       1,614,859,275
   Other cash (used) provided                                               (381,312,055)        2,856,983,877             (909,087)
                                                                      -------------------   -------------------  -------------------
                  NET CASH (USED FOR) PROVIDED BY FINANCING AND
                                       MISCELLANEOUS ACTIVITIES             (118,894,891)       (2,533,117,515)       2,042,774,214
                                                                      -------------------   -------------------  -------------------
Net increase (decrease) in cash and short-term investments                    92,695,607          (939,592,982)      (1,166,760,800)
   CASH AND SHORT-TERM INVESTMENTS, beginning of year                      1,073,189,920         2,012,782,902        3,179,543,702
                                                                      -------------------   -------------------  -------------------
                   CASH AND SHORT-TERM INVESTMENTS, END OF YEAR       $    1,165,885,527    $    1,073,189,920   $    2,012,782,902
                                                                      -------------------   -------------------  -------------------
Note: Supplemental disclosures of cash flow information for non-cash transactions:
   IMR adjustment on reinsurance ceded                                       (69,971,619)          515,239,930                   --
   Capital contribution from parent to settle intercompany balances
      related to stock compensation                                           (2,115,721)            1,924,751            5,189,550
   Capital contribution to subsidiary to settle intercompany balances
      related to stock compensation                                                   --               177,694            2,721,550
   Non-cash premiums for reinsurance recaptured or issued                (41,179,608,719)        2,983,414,000                   --
   Non-cash modco adjustment for reinsurance recaptured                   41,179,608,719                    --                   --
   Non-cash return of capital to parent paid-in surplus                      383,158,626                    --                   --
   Non-cash return of capital to parent bond proceeds                       (383,158,626)                   --                   --
   Non-cash transfer of bonds for the reinsurance transaction                         --        (5,305,075,000)                  --
   Non-cash transfer of contract loans for the reinsurance
   transaction                                                                        --           253,685,000                   --
   Non-cash transfer of mortgage loans for the reinsurance
   transaction                                                                        --          (184,962,000)                  --
   Non-cash transfer of investment income for the reinsurance
   transaction                                                                        --           (63,149,000)                  --
   Non-cash transfer of deposit liabilities for the reinsurance
   transaction                                                                        --            24,594,000                   --
   Non-cash transfer of funds withheld for the reinsurance
   transaction                                                                        --         2,768,953,000                   --
   Non-cash transfer other for the reinsurance transaction                            --            29,910,000                   --




                     SEE NOTES TO FINANCIAL STATEMENTS.

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2014 AND 2013 AND 2012
--------------------------------------------------------------------




1.     ORGANIZATION AND DESCRIPTION OF BUSINESS

Hartford Life and Annuity Insurance Company ("HLAI" or the "Company") is a wholly-owned subsidiary of Hartford Life Insurance Company ("HLIC"), which is a direct subsidiary of Hartford Life, Inc. ("HLI"). HLI is indirectly owned by The Hartford Financial Services Group, Inc. ("The Hartford").

On March 21, 2012, the Company's ultimate parent, The Hartford, announced that it had decided to focus on its property and casualty, group benefits and mutual funds businesses. As a result, The Hartford ceased selling its individual annuity products in the second quarter of 2012. In addition, The Hartford sold its individual life, retirement plans and Woodbury Financial Services businesses on January 2, 2013, January 1, 2013, and November 30, 2012, respectively. See Notes 6 and 13.

The Company maintains a complete line of fixed and variable annuities, universal and traditional individual life insurance and benefit products such as disability insurance.


2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


BASIS OF PRESENTATION

The accompanying statutory-basis financial statements of HLAI have been prepared in conformity with statutory accounting practices prescribed or permitted by the State of Connecticut Department of Insurance ("the Department"). The Department recognizes only statutory accounting practices prescribed or permitted by the State of Connecticut for determining and reporting the financial condition and results of operations of an insurance company and for determining solvency under the State of Connecticut Insurance Law. The National Association of Insurance Commissioners' Accounting Practices and Procedures Manual ("NAIC SAP") has been adopted as a component of prescribed practices by the State of Connecticut.

A difference prescribed by Connecticut state law allows the Company to receive a reinsurance reserve credit for a reinsurance treaty that provides for a limited right of unilateral cancellation by the reinsurer. Even if the Company did not obtain reinsurance reserve credit for this reinsurance treaty, the Company's risk-based capital would not have triggered a regulatory event.

A reconciliation of the Company's net income and capital and surplus between NAIC SAP and practices prescribed by the Department is shown below for the years ended December 31:

                                                           State of
                                                           Domicile                          2014              2013
                                                          ---------------------------  ----------------  ------------------
NET INCOME
1. HLAI state basis                                           CT                       $     95,203,924  $     721,768,481
2. State prescribed practices that change NAIC SAP:
   Less: Reinsurance reserve credit (as described above)                                     17,206,071       (180,280,857)
                                                                                       ----------------  ------------------
                                                                                             17,206,071       (180,280,857)
3. State permitted practices that change NAIC SAP                                                    --                 --
                                 4. NET SAP (1-2-3=4)                                  $     77,997,853  $     902,049,338
                                                                                       ----------------  ------------------
SURPLUS
5. HLAI state basis                                           CT                       $  3,408,897,030  $   3,080,607,458
6. State prescribed practices that change NAIC SAP:
   Less: Reinsurance reserve credit (as described above)                                    144,700,000        127,493,929
                                                                                       ----------------  ------------------
                                                                                            144,700,000        127,493,929
7. State permitted practices that change NAIC SAP                                                    --                 --
                                8. NAIC SAP (5-6-7=8)                                  $  3,264,197,030  $   2,953,113,529
                                                                                       ----------------  ------------------


                                                                 2012
                                                          ------------------
NET INCOME
1. HLAI state basis                                       $     711,376,752
2. State prescribed practices that change NAIC SAP:
   Less: Reinsurance reserve credit (as described above)        (88,280,194)
                                                          ------------------
                                                                (88,280,194)
3. State permitted practices that change NAIC SAP                        --
                                 4. NET SAP (1-2-3=4)     $     799,656,946
                                                          ------------------
SURPLUS
5. HLAI state basis                                       $   3,026,214,389
6. State prescribed practices that change NAIC SAP:
   Less: Reinsurance reserve credit (as described above)        307,774,786
                                                          ------------------
                                                                307,774,786
7. State permitted practices that change NAIC SAP                        --
                                8. NAIC SAP (5-6-7=8)     $   2,718,439,603
                                                          ------------------

The Company does not follow any other prescribed or permitted statutory accounting practices that have a material effect on statutory surplus, statutory net income or risk-based capital.

The preparation of financial statements in conformity with NAIC SAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported periods. Actual results could differ from those estimates. The most significant estimates include those used in determining the liability for aggregate reserves for life, accident and health, and fixed and variable annuity policies; evaluation of other-than-temporary impairments ("OTTI"); valuation of derivatives; and contingencies relating to corporate litigation and regulatory matters.

Certain of these estimates are particularly sensitive to market conditions, and deterioration and/or volatility in the worldwide debt or equity markets could have a material impact on the statutory-basis financial statements. Although some variability is inherent in these estimates, management believes the amounts recorded are adequate.

Certain reclassifications have been made to prior year financial information to conform to the current year presentation.

Accounting practices and procedures as prescribed or permitted by the Department are different in certain material respects from accounting principles generally accepted in the United States of America ("GAAP"). The more significant differences are:

1. for statutory purposes, policy acquisition costs (commissions, underwriting and selling expenses, etc.) and sales inducements are charged to expense when incurred rather than capitalized and amortized for GAAP purposes;

2. recognition of premium revenues, which for statutory purposes are generally recorded as collected or when due during the premium paying period of the contract and which for GAAP purposes, for universal life policies and investment products, generally only consist of charges assessed to policy account balances for cost of insurance, policy administration and surrenders. For GAAP, when policy charges received relate to coverage or services to be provided in the future, the charges are recognized as revenue on a pro-rata basis over the expected life and gross profit stream of the policy. Also, for GAAP purposes, premiums for traditional life insurance policies are recognized as revenues when they are due from policyholders;

3. development of liabilities for future benefits, which for statutory purposes predominantly use interest rate and mortality assumptions prescribed by the National Association of Insurance Commissioners ("NAIC"), which may vary considerably from interest and mortality assumptions used under GAAP. Additionally for GAAP, reserves for guaranteed minimum death benefits ("GMDB") are based on models that involve a range of scenarios and assumptions, including those regarding expected market rates of return and volatility, contract surrender rates and mortality experience, and, reserves for guaranteed withdrawal benefits are considered embedded derivatives and reported at fair value;

4. exclusion of certain assets designated as nonadmitted assets from the Statements of Admitted Assets, Liabilities and Capital and Surplus for statutory purposes by directly charging surplus;

5. the calculation of the postretirement benefits obligation which, for statutory accounting, excludes non-vested employees whereas GAAP liabilities include a provision for such employees; statutory and GAAP accounting permit either immediate recognition of the liability or straight-line amortization of the liability over a period not to exceed 20 years. For GAAP, The Hartford's obligation was immediately recognized. For statutory accounting, the remaining obligation is expected to be recognized ratably over the next 2 years;

6. establishment of a formula reserve for realized and unrealized losses due to default and equity risk associated with certain invested assets (Asset Valuation Reserve ("AVR")) for statutory purposes; as well as the deferral and amortization of realized gains and losses, caused by changes in interest rates during the period the asset is held, into income over the original life to maturity of the asset sold (Interest Maintenance Reserve ("IMR")) for statutory purposes; whereas on a GAAP basis, no such formula reserve is required and realized gains and losses are recognized in the period the asset is sold;

7. the reporting of reserves and benefits, net of reinsurance ceded for statutory purposes; whereas on a GAAP basis, reserves are reported gross of reinsurance with reserve credits presented as recoverable assets;

8. for statutory purposes, investments in unaffiliated bonds, other than loan-backed and structured securities, rated in NAIC classes 1 through 5 are carried at amortized cost, and unaffiliated bonds, other than loan-backed and structured securities, rated in NAIC class 6 are carried at the lower of amortized cost or fair value. Loan-backed bonds and structured securities are carried at either amortized cost or the lower of amortized cost or fair value in accordance with the provisions of Statement of Statutory Accounting Principles ("SSAP") No. 43 -- Revised ("43R") (Loan-backed and Structured Securities). GAAP requires that fixed maturities and loan-backed and structured securities be classified as "held-to-maturity," "available-forsale" or "trading," based on the Company's intentions with respect to the ultimate disposition of the security and its ability to affect those intentions. The Company's bonds and loan-backed securities were classified on a GAAP basis as "available-for-sale" and accordingly, these investments and common stocks were reflected at fair value with the corresponding impact included as a separate component of Stockholder's Equity;

9. for statutory purposes, Separate Account liabilities are calculated using prescribed actuarial methodologies, which approximate the market value of Separate Account assets, less applicable surrender charges. The Separate Account surplus generated by these reserving methods is recorded as an amount due to or from Separate Accounts on the Statements of Admitted Assets, Liabilities and Capital and Surplus, with changes reflected in the Statements of Operations. On a GAAP basis, Separate Account assets and liabilities must meet specific conditions to qualify as a Separate Account asset or liability. Amounts reported for Separate Account assets and liabilities are based upon the fair value of the underlying assets;

10. the consolidation of financial statements for GAAP reporting, whereas statutory accounting requires standalone financial statements with earnings of subsidiaries reflected as changes in unrealized gains or losses in surplus;

11. deferred income taxes, which provide for statutory/tax temporary differences, are subject to limitation and are charged directly to surplus, whereas, GAAP would include GAAP/tax temporary differences recognized as a component of net income;

12. comprehensive income and its components are not presented in the statutory-basis financial statements;

13. for statutory purposes derivative instruments that qualify for hedging, replication, or income generation are accounted for in a manner consistent with the hedged item, cash instrument and covered asset, respectively, which is typically amortized cost. Derivative instruments held for other investment and risk management activities, which do not receive hedge accounting treatment, receive fair value accounting for statutory purposes and are recorded at fair value with corresponding changes in value reported in unrealized gains and losses within surplus. For GAAP, derivative instruments are recorded at fair value with changes in value reported in earnings, with the exception of cash flow hedges and net investment hedges of a foreign operation, which are carried at fair value with changes in value reported as a separate component of Stockholder's Equity. In addition, statutory accounting does not record the hedge ineffectiveness on qualified hedge positions, whereas, GAAP records the hedge ineffectiveness in earnings; and

14. embedded derivatives for statutory accounting are not bifurcated from the host contract, whereas, GAAP accounting requires the embedded derivative to be bifurcated from the host instrument, accounted for and reported separately.


AGGREGATE RESERVES FOR LIFE AND ACCIDENT AND HEALTH POLICIES AND CONTRACTS AND LIABILITY FOR DEPOSIT-TYPE CONTRACTS

Aggregate reserves for payment of future life, health and annuity benefits are computed in accordance with applicable actuarial standards. Reserves for life insurance policies are generally based on the 1941, 1958, 1980 and 2001 Commissioner's Standard Ordinary Mortality Tables and various valuation rates ranging from 2.00% to 6.00%. Accumulation and on-benefit annuity reserves are based principally on individual and group annuity tables at various rates ranging from 3.50% to 9.50% and using the Commissioner's Annuity Reserve Valuation Method ("CARVM"). Accident and health reserves are established using a two year preliminary term method and morbidity tables based primarily on Company experience.

For non-interest sensitive ordinary life plans, the Company waives deduction of deferred fractional premiums upon death of insured. Return of the unearned portion of the final premium is governed by the terms of the contract. The Company does not have any forms for which the cash values are in excess of the legally computed reserve.

Extra premiums are charged for substandard lives, in addition to the regular gross premiums for the true age. Mean reserves for traditional insurance products are determined by computing the regular mean reserve for the plan at the true age, and adding one-half (1/2) of the extra premium charge for the year. For plans with explicit mortality charges, mean reserves are based on appropriate multiples of standard rates of mortality.

As of December 31, 2014 and 2013, the Company had $9,093,545,433 and $13,054,818,842, respectively, of insurance in force, subject to 100% reinsurance to The Prudential Insurance Company of America ("Prudential") effective January 1, 2013, for which the gross premiums are less than the net premiums according to the standard valuation set by the State of Connecticut. Reserves to cover the above insurance at December 31, 2014 and 2013 totaled $35,932,171 and $55,342,530, respectively, also subject to 100% reinsurance to Prudential.

The Company has established Separate Accounts to segregate the assets and liabilities of certain life insurance, pension and annuity contracts that must be segregated from the Company's General Account assets under the terms of its contracts. The assets consist primarily of marketable securities and are reported at fair value. Premiums, benefits and expenses relating to these contracts are reported in the Statements of Operations.

An analysis of annuity actuarial reserves and deposit fund liabilities by withdrawal characteristics for General and Separate Account liabilities as of December 31, 2014 is presented below:

                                                                                       Separate
                                                                                       Accounts          Separate
                                                                       General           with            Accounts
                                                                       Account        Guarantees       Nonguaranteed
                                                                -------------------  -------------  ------------------
A.  Subject to discretionary withdrawal
    1.  With fair value adjustment                              $        27,021,713      $ --       $               --
    2.  At book value less current surrender charge of 5% or
         more                                                            33,484,973        --                       --
    3.  At fair value                                                            --        --           33,055,957,379
                                                                -------------------  -------------  ------------------
    4.  Total with adjustment or at fair value                           60,506,686        --           33,055,957,379
    5.  At book value without adjustment (minimal or no
         charge or adjustment)                                        2,272,986,165        --                       --
B.  Not subject to discretionary withdrawal                           1,717,692,843        --              352,480,977
                                                                -------------------  -------------  ------------------
C.  Total (gross)                                                     4,051,185,694        --           33,408,438,356
D.  Reinsurance ceded                                                    14,484,969        --                       --
                                                                -------------------  -------------  ------------------
E.  Total (net)                                                 $     4,036,700,725      $ --       $   33,408,438,356
                                                                -------------------  -------------  ------------------
Reconciliation of total annuity actuarial reserves and
    deposit fund liabilities:
F.  Life and Accident & Health Annual Statement:
    1.  Exhibit 5, Annuities Section, Total (net)               $     2,855,097,314
    2.  Exhibit 5, Supplementary Contract Section, Total (net)            9,255,513
    3.  Exhibit 7, Deposit-Type Contracts Section, Total (net)        1,172,347,898
    4.  Subtotal                                                      4,036,700,725
Separate Account Annual Statement:
    5.  Exhibit 3, Annuities Section, Total (net)                    33,408,438,356
    6.  Exhibit 3, Supplemental Contract Section, Total (net)                    --
    7.  Policyholder dividend and coupon accumulations                           --
    8.  Policyholder premiums                                                    --
    9.  Guaranteed interest contracts                                            --
    10. Exhibit 4, Deposit-Type Contracts Section, Total
         (net)                                                                   --
    11. Subtotal                                                     33,408,438,356
    12. Combined total                                          $    37,445,139,081




                                                                        Total         % of Total
                                                                -------------------  ------------
A.  Subject to discretionary withdrawal
    1.  With fair value adjustment                               $       27,021,713        0.07%
    2.  At book value less current surrender charge of 5% or
         more                                                            33,484,973        0.09%
    3.  At fair value                                                33,055,957,379       88.24%
                                                                -------------------  ------------
    4.  Total with adjustment or at fair value                       33,116,464,065       88.40%
    5.  At book value without adjustment (minimal or no
         charge or adjustment)                                        2,272,986,165        6.07%
B.  Not subject to discretionary withdrawal                           2,070,173,820        5.53%
                                                                -------------------  ------------
C.  Total (gross)                                                    37,459,624,050      100.00%
D.  Reinsurance ceded                                                    14,484,969
                                                                -------------------  ------------
E.  Total (net)                                                  $   37,445,139,081
                                                                -------------------  ------------
Reconciliation of total annuity actuarial reserves and
    deposit fund liabilities:
F.  Life and Accident & Health Annual Statement:
    1.  Exhibit 5, Annuities Section, Total (net)
    2.  Exhibit 5, Supplementary Contract Section, Total (net)
    3.  Exhibit 7, Deposit-Type Contracts Section, Total (net)
    4.  Subtotal
Separate Account Annual Statement:
    5.  Exhibit 3, Annuities Section, Total (net)
    6.  Exhibit 3, Supplemental Contract Section, Total (net)
    7.  Policyholder dividend and coupon accumulations
    8.  Policyholder premiums
    9.  Guaranteed interest contracts
    10. Exhibit 4, Deposit-Type Contracts Section, Total
         (net)
    11. Subtotal
    12. Combined total


INVESTMENTS

Investments in unaffiliated bonds, other than loan-backed and structured securities, rated in NAIC classes 1-5 are carried at amortized cost and unaffiliated bonds rated in NAIC class 6 are carried at the lower of amortized cost or fair value. Short-term investments include all investments whose maturities, at the time of acquisition, are one year or less and are stated at amortized cost. Unaffiliated common stocks are carried at fair value. Investments in stocks of subsidiaries, controlled and affiliated ("SCA") companies are based on the net worth of the subsidiary in accordance with SSAP No. 97 (Investment in Subsidiary, Controlled, and Affiliated Entities, a replacement of SSAP No. 88). The change in the carrying value is recorded as a change in net unrealized capital gains (losses), a component of unassigned surplus. Unaffiliated preferred stocks are carried at cost, lower of cost or amortized cost, or fair value depending on the assigned credit rating and whether the preferred stock is redeemable or nonredeemable. Mortgage loans on real estate are stated at the outstanding principal balance, less any allowances for credit losses. Loan-backed bonds and structured securities are carried at either amortized cost or the lower of amortized cost or fair value in accordance with the provisions of SSAP No. 43R. Significant changes in estimated cash flows from the original purchase assumptions are accounted for using the prospective method, except for highly rated fixed rate securities, which use the retrospective method. The Company has ownership interests in joint ventures, investment partnerships and limited liability companies. The Company carries these interests based upon audited financial statements in accordance with SSAP No. 48 (Joint Ventures, Partnerships and Limited Liability Companies). Contract loans are carried at outstanding balance, which approximates fair value.

Interest income from fixed maturities and mortgage loans on real estate is recognized when earned on the constant effective yield method based on estimated timing of cash flows. The amortization of premium and accretion of discount for fixed maturities also takes into consideration call and maturity dates that produce the lowest yield. For fixed rate securitized financial assets subject to prepayment risk, yields are recalculated and adjusted periodically to reflect historical and/or estimated future repayments using the retrospective method; however, if these investments are impaired, any yield adjustments are made using the prospective method. The Company has not elected under SSAP No. 43R to use the book value as of January 1, 1994 as the cost for applying the retrospective adjustment method to securities purchased prior to that date. Investment income on variable rate and interest only securities is determined using the prospective method. Prepayment fees on bonds and mortgage loans on real estate are recorded in net investment income when earned. Dividends are recorded as earned on the ex-dividend date. For partnership investments, income is earned when cash distributions of income are received. For impaired debt securities, the Company accretes the new cost basis to the estimated future cash flows over the expected remaining life of the security by prospectively adjusting the security's yield.

Due and accrued investment income amounts over 90 days past due are nonadmitted. There was no investment income due and accrued excluded from surplus at December 31, 2014 and 2013.

Net realized gains and losses from investment sales represent the difference between the sales proceeds and the cost or amortized cost of the investment sold, determined on a specific identification basis. Net realized capital gains and losses also result from termination or settlement of derivative contracts that do not qualify, or are not designated, as a hedge for accounting purposes. Impairments are recognized within net realized capital losses when investment declines in value are deemed other-than-temporary. Foreign currency transaction gains and losses are also recognized within net realized capital gains and losses.

The AVR is designed to provide a standardized reserving process for realized and unrealized losses due to default and equity risks associated with invested assets. The AVR balances were $62,391,546 and $43,221,943 as of December 31, 2014 and 2013, respectively. Additionally, the IMR captures net realized capital gains and losses, net of applicable income taxes, resulting from changes in interest rates and amortizes these gains or losses into income over the life of the bond, preferred stock or mortgage loan sold or adjusts the IMR when an insurer reinsures a block of its in-force liabilities. The IMR balances as of December 31, 2014 and 2013 were $24,706,940, and $11,100,036, respectively. The net capital (losses) gains captured in the IMR, net of taxes, in 2014, 2013, and 2012 were $(93,764,541), $430,558,728 and $44,533,696, respectively. In addition, an IMR adjustment of $(69,971,617) was included in the Company's Statement of Operations in 2014 as a result of the sale of the Japan variable and fixed annuity business and an IMR adjustment of $515,239,930 was included in the Company's Statements of Operations in 2013 as a result of the Prudential reinsurance agreement (see Note 6). The amount of (expense) income amortized from the IMR net of taxes in 2014, 2013, and 2012 included in the Company's Statements of Operations, was $(37,668,033), $(7,459,495) and $17,095,758, respectively. Realized capital gains and losses, net of taxes, not included in the IMR are reported in the Statements of Operations.

The Company's accounting policy requires that a decline in the value of a bond or equity security below its cost or amortized cost basis be assessed to determine if the decline is other-than-temporary. In addition, for securities expected to be sold, an OTTI charge is recognized if the Company does not expect the fair value of a security to recover to its cost or amortized cost basis prior to the expected date of sale. The previous cost basis less the impairment becomes the new cost basis. The Company has a security monitoring process overseen by a committee of investment and accounting professionals that identifies securities that, due to certain characteristics, as described below, are subjected to an enhanced analysis on a quarterly basis.

Securities that are in an unrealized loss position are reviewed at least quarterly to determine if an OTTI is present based on certain quantitative and qualitative factors. The primary factors considered in evaluating whether a decline in value for securities not subject to SSAP No. 43R is other-than-temporary include: (a) the length of time and the extent to which the fair value has been less than cost or amortized cost, (b) changes in the financial condition, credit rating and near-term prospects of the issuer, and
(c) whether the debtor is current on contractually obligated payments. Once an impairment charge has been recorded, the Company continues to review the impaired securities for further OTTIs on an ongoing basis.

For securities that are not subject to SSAP No. 43R, if the decline in value of a bond or equity security is other-than-temporary, a charge is recorded in net realized capital losses equal to the difference between the fair value and cost or amortized cost basis of the security.

For certain securitized financial assets with contractual cash flows (including asset-backed securities), SSAP No. 43R requires the Company to periodically update its best estimate of cash flows over the life of the security. If management determines that its best estimate of expected future cash flows discounted at the security's effective yield prior to the impairment are less than its amortized cost, then an OTTI charge is recognized equal to the difference between the amortized cost and the Company's best estimate of expected future cash flows discounted at the security's effective yield prior to the impairment. The Company's best estimate of expected future cash flows discounted at the security's effective yield prior to the impairment becomes its new cost basis. Estimating future cash flows is a quantitative and qualitative process that incorporates information received from third-party sources along with certain internal assumptions and judgments regarding the future performance of the underlying collateral. As a result, actual results may differ from estimates. Projections of expected future cash flows may change based upon new information regarding the performance of the underlying collateral. In addition, if the Company does not have the intent and ability to hold a security subject to the provisions of SSAP No. 43R until the recovery of value, the security is written down to fair value.

Net realized capital losses resulting from write-downs for OTTIs on corporate and asset-backed bonds were $3,447,482, $6,200,993, and $21,190,901 for the years ended December 31, 2014, 2013 and 2012, respectively. Net realized capital losses resulting from write-downs for OTTIs on equities were immaterial for the years ended December 31, 2014, 2013 and 2012, respectively.

Mortgage loans on real estate are considered to be impaired when management estimates that, based upon current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. For mortgage loans on real estate that are determined to be impaired, a valuation allowance is established for the difference between the carrying amount and the Company's share of the fair value of the collateral. Additionally, a loss contingency valuation allowance is established for estimated probable credit losses on certain homogenous groups of loans. Changes in valuation allowances are recorded in net unrealized capital gains and losses. Interest income on an impaired loan is accrued to the extent it is deemed collectable and the loan continues to perform under its original or restructured terms. Interest income on defaulted loans is recognized when received. As of December 31, 2014, 2013 and 2012, the Company had immaterial impaired mortgage loans on real estate with related allowances for credit losses.

The Company utilizes a variety of over-the-counter ("OTC"), transactions cleared through a central clearing house ("OTC-cleared"), and exchange-traded derivative instruments as part of its overall risk management strategy. The types of instruments may include swaps, caps, floors, forwards, futures and options to achieve one of four Company-approved objectives: to hedge risk arising from interest rate, equity market, credit spread including issuer defaults, price or foreign currency exchange rate risk or volatility; to manage liquidity; to control transaction costs; or to enter into replication transactions. On the date the derivative contract is entered into, the Company designates the derivative as hedging (fair value, cash flow, or net investment in a foreign operation), replication, or held for other investment and/or risk management activities, which primarily involves managing asset or liability related risks which do not qualify for hedge accounting under SSAP No. 86 (Accounting for Derivative Instruments and Hedging, Income Generation, and Replication (Synthetic Asset) Transactions). The Company's derivative transactions are permitted uses of derivatives under the derivative use plans required by the Department.

Derivatives used in hedging relationships are accounted for in a manner consistent with the hedged item. Typically, cost paid or consideration received at inception of a contract is reported on the balance sheet as a derivative asset or liability, respectively. Periodic cash flows and accruals are recorded in a manner consistent with the hedged item.

Derivatives used in replication relationships are accounted for in a manner consistent with the cash instrument and the replicated asset. Typically, cost paid or consideration received at inception of the contract is recorded on the balance sheet as a derivative asset or liability, respectively. Periodic cash flows and accruals of income/expense are recorded as a component of derivative net investment income. Upon termination of the derivative, any gain or loss is recognized as a derivative capital gain or loss.

Derivatives used in income generation relationships are accounted for in a manner consistent with the associated covered asset. Typically, consideration received at inception of the contract is recorded on the balance sheet as a derivative liability. Upon termination, any remaining derivative liability, along with any disposition payments are recorded as a derivative capital gain or loss.

Derivatives held for other investment and/or risk management activities receive fair value accounting. The derivatives are carried on the balance sheet at fair value and the changes in fair value are recorded in derivative unrealized gains and losses. Periodic cash flows and accruals of income/expense are recorded as components of derivative net investment income.


ADOPTION OF ACCOUNTING STANDARDS

In 2013, the Company adopted revisions to SSAP No. 64 (Offsetting and Netting of Assets and Liabilities), SSAP No. 86 and SSAP No. 103 (Transfers and Servicing of Financial Assets and Extinguishment of Liabilities). The effects of these revisions allow offsetting of financial assets and liabilities only in certain limited circumstances and will therefore disallow netting of derivatives under master netting agreements and similar arrangements under repurchase and reverse repurchase agreements. The Company adopted these changes on January 1, 2013, and as a result both Derivative assets and Derivative liabilities increased as of January 1, 2013 by $793 million, from balances as of December 31, 2012.

Effective January 1, 2012, the Company adopted SSAP No. 101 (Income Taxes, A Replacement of SSAP No. 10R and SSAP No. 10). The effect of the adoption of SSAP No. 101 on the Company's admitted assets, net income and surplus was not material. As a result of the adoption, during the first quarter of 2012 the Company reclassified $177 million between special surplus funds and unassigned surplus representing the additional admitted deferred tax asset that had been calculated under the provisions of SSAP No. 10R (Income Taxes -- Revised, A Temporary Replacement of SSAP No. 10) and which was no longer required to be presented as special surplus funds. In 2013 the Company inadvertently did not disclose 2012 activity within Aggregate write-ins for special surplus funds on the Statement of Changes in Capital and Surplus. This error had no impact on the total reported surplus, did not impact any other disclosures and has been subsequently corrected.

3.     INVESTMENTS

For the years ended December 31,


A.   COMPONENTS OF NET INVESTMENT INCOME


                                                                      2014              2013               2012
                                                                 ---------------   ---------------    --------------
Interest income from bonds and short-term investments            $  242,958,358    $   305,078,924    $  575,468,717
Interest income from contract loans                                    (969,963)         2,579,385        22,174,261
Interest income from mortgage loans on real estate                   28,512,983         32,925,013        41,558,591
Interest and dividends from other investments                         2,421,947         20,673,754        64,491,175
                                                                 ---------------   ---------------    --------------
Gross investment income                                             272,923,325        361,257,076       703,692,744
   Less: investment expenses                                         12,020,367         14,116,962        15,715,708
                                                                 ---------------   ---------------    --------------
                                   NET INVESTMENT INCOME         $  260,902,958    $   347,140,114    $  687,977,036
                                                                 ---------------   ---------------    --------------


B.   COMPONENTS OF NET UNREALIZED CAPITAL GAINS ON BONDS AND SHORT-TERM
INVESTMENTS


                                                                     2014                 2013                2012
                                                                ---------------    ------------------    ----------------
Gross unrealized capital gains                                  $  341,537,427     $     276,044,680     $ 1,362,269,460
Gross unrealized capital losses                                    (21,593,952)          (81,199,685)        (66,702,724)
                                                                ---------------    ------------------    ----------------
Net unrealized capital gains                                       319,943,475           194,844,995       1,295,566,736
Balance, beginning of year                                         194,844,995         1,295,566,736         862,301,325
                                                                ---------------    ------------------    ----------------
       CHANGE IN NET UNREALIZED CAPITAL GAINS ON BONDS AND
                                AND SHORT-TERM INVESTMENTS      $  125,098,480     $  (1,100,721,741)    $   433,265,411
                                                                ---------------    ------------------    ----------------


C.   COMPONENTS OF NET UNREALIZED CAPITAL LOSSES ON COMMON AND PREFERRED
STOCKS


                                                                       2014                2013                2012
                                                                   --------------    ----------------    ----------------
Gross unrealized capital gains                                     $   1,924,142     $     1,716,459     $       720,924
Gross unrealized capital losses                                      (16,939,864)        (13,368,710)       (209,618,658)
                                                                   --------------    ----------------    ----------------
Net unrealized capital losses                                        (15,015,722)        (11,652,251)       (208,897,734)
Balance, beginning of year                                           (11,652,251)       (208,897,734)       (170,150,303)
                                                                   --------------    ----------------    ----------------
                CHANGE IN NET UNREALIZED CAPITAL LOSSES ON
                               COMMON AND PREFERRED STOCKS         $  (3,363,471)    $   197,245,483     $   (38,747,431)
                                                                   --------------    ----------------    ----------------


D.   COMPONENTS OF NET REALIZED CAPITAL LOSSES


                                                                     2014                  2013                  2012
                                                               -----------------    ------------------     ----------------
Bonds and short-term investments                               $    (56,301,415)    $     659,992,430      $   (22,131,292)
Common stocks -- unaffiliated                                        (3,484,566)             (582,355)           1,259,413
Common stocks -- affiliated                                                  --          (615,935,478)          36,605,566
Preferred stocks -- unaffiliated                                             --              (227,302)                  --
Mortgage loans on real estate                                         3,274,093             4,909,922             (126,000)
Derivatives                                                        (425,884,685)       (1,515,076,501)        (392,397,711)
Other invested assets                                                (4,996,940)             (212,614)           8,941,445
                                                               -----------------    ------------------     ----------------
Net realized capital losses                                        (487,393,513)       (1,467,131,898)        (367,848,579)
Capital loss tax (benefit) expense                                  (18,803,650)          (96,017,136)          26,183,099
                                                               -----------------    ------------------     ----------------
Net realized capital losses, after tax                             (468,589,863)       (1,371,114,762)        (394,031,678)
   Less: amounts transferred to IMR                                 (93,764,541)          430,558,728           44,533,696
                                                               -----------------    ------------------     ----------------
                     NET REALIZED CAPITAL LOSSES, AFTER TAX    $   (374,825,322)    $  (1,801,673,490)     $  (438,565,374)
                                                               -----------------    ------------------     ----------------

For the years ended December 31, 2014, 2013 and 2012, sales of unaffiliated bonds and short-term investments resulted in proceeds of $2,594,305,896, $11,338,855,187 and $6,348,001,597, gross realized capital gains of $29,569,338, $812,904,415 and $122,902,196, and gross realized capital losses of $84,893,069, $113,239,883 and $47,294,722 respectively, before tax and transfers to the IMR.

For the years ended December 31, 2014, 2013 and 2012, sales of unaffiliated common and preferred stocks resulted in proceeds of $26,813,405, $26,639,552 and $68,765,398, gross realized capital gains of $828,056, $434,253 and $4,275,703, and gross realized capital losses of $4,165,576, $671,111 and $2,982,847, respectively, before tax.

E.    INVESTMENTS -- DERIVATIVE INSTRUMENTS


OVERVIEW

The Company utilizes a variety of OTC derivatives, including OTC-cleared transactions, and exchange-traded derivative instruments as part of its overall risk management strategy. The types of instruments may include swaps, caps, floors, forwards, futures and options to achieve one of four Company-approved objectives: to hedge risk arising from interest rate, equity market, credit spread and issuer default, price or currency exchange rate risk or volatility; to manage liquidity; to control transaction costs; or to enter into replication transactions. On the date the derivative contract is entered into, the Company designates the derivative as hedging (fair value, cash flow, or net investment in a foreign operation), replication, or held for other investment and/or risk management activities, which primarily involves managing asset or liability related risks which do not qualify for hedge accounting under SSAP No. 86. The Company's derivative transactions are used in strategies permitted under the derivative use plans required by the Department.

Interest rate swaps, equity, and index swaps involve the periodic exchange of payments with other parties, at specified intervals, calculated using agreed upon rates or indices and notional principal amounts. Generally, no cash or principal payments are exchanged at the inception of the contract. Typically, at the time a swap is entered into, the cash flow streams exchanged by the counterparties are equal in value.

Credit default swaps entitle one party to receive a periodic fee in exchange for an obligation to compensate the other party should a credit event occur on the part of the referenced issuer.

Forward contracts are customized commitments that specify a rate of interest or currency exchange rate to be paid or received on an obligation beginning on a future start date and are typically settled in cash.

Financial futures are standardized commitments to either purchase or sell designated financial instruments at a future date for a specified price and may be settled in cash or through delivery of the underlying instrument. Futures contracts trade on organized exchanges. Margin requirements for futures are met by pledging securities or cash, and changes in the futures' contract values are settled daily in cash.

Option contracts grant the purchaser, for a premium payment, the right to either purchase from or sell to the issuer a fmancial instrument at a specified price, within a specified period or on a stated date.

Swaption contracts grant the purchaser, for a premium payment, the right to enter into an interest rate swap with the issuer on a specified future date.

Foreign currency swaps exchange an initial principal amount in two currencies, agreeing to re-exchange the currencies at a future date, at an agreed upon exchange rate. There may also be a periodic exchange of payments at specified intervals calculated using agreed upon rates and exchanged principal amounts.

During 2013, the Company began clearing interest rate swap and certain credit default swap derivative transactions through central clearing houses. OTC-cleared derivatives require initial collateral at the inception of the trade in the form of cash or highly liquid collateral, such as U.S. Treasuries and government agency investments. Central clearing houses also require additional cash collateral as variation margin based on daily market value movements. In addition, OTC-cleared transactions include price alignment interest either received or paid on the variation margin, which is reflected in net investment income.


STRATEGIES

The notional value, fair value, and carrying value of derivative instruments used during the years 2014 and 2013 are disclosed in the table presented below. During the years 2014 and 2013, the Company did not transact in or hold any positions related to net investment hedges in a foreign operation or income generation transactions. The notional amounts of derivative contracts represent the basis upon which pay or receive amounts are calculated and are not reflective of credit risk. The fair value of derivative instruments are based upon widely accepted pricing valuation models which utilize independent third-party data as inputs or independent broker quotations. As of December 31, 2014 and 2013, the average fair value for derivatives held for other investment and/or risk management activities was $55,486,958 and $71,171,332, respectively. The Company did not have any unrealized gains or losses during 2014 and 2013 representing the component of the derivative instruments gain or loss from derivatives that no longer qualify for hedge accounting.

                                                        As of December 31, 2014                     As of December 31, 2013
                                             -------------------------------------------  ------------------------------------------
                                                Notional          Fair         Carrying     Notional          Fair         Carrying
(Amounts in thousands)                            Value           Value          Value        Value           Value          Value
------------------------------------         --------------    ------------   ----------  -------------    ------------   ----------
DERIVATIVE TYPE BY STRATEGY
Cash flow hedges
   Interest rate swaps                       $      115,000    $       (84)   $       --  $     100,000    $       247    $       --
   Japan fixed payout annuity hedge               1,109,580       (426,671)           --      1,331,602       (353,529)           --
Fair value hedges
   Interest rate swaps                               25,300             (1)           --             --             --            --

                                                               As of December 31, 2014
                                                    ---------------------------------------------
                                                       Notional           Fair         Carrying
(Amounts in thousands)                                   Value            Value          Value
--------------------------------------------------  --------------    -------------   -----------
Replication transactions
   Credit default swaps                             $       54,900    $     (1,480)   $   (1,179)
Other investment and/or Risk Management activities
   Credit default swaps                                    109,900            (575)         (575)
   Credit default swaps -- offsetting                      307,419              --            --
   Foreign currency swaps                                   30,000              39            39
   GMWB hedging derivatives                             10,157,804         170,287       170,287
   Equity index swaps and options                          300,449           2,698         2,697
   Interest rate swaps and swaptions                        47,000             686           686
   Interest rate swaps -- offsetting                       392,010         (12,939)      (12,939)
   Macro hedge program                                   6,383,457         140,574       140,574
   International program hedging instruments                    --              --            --
                                                    --------------    -------------   -----------
                                             TOTAL  $   19,032,819    $   (127,466)   $  299,590
                                                    --------------    -------------   -----------

                                                               As of December 31, 2013
                                                    --------------------------------------------
                                                       Notional          Fair         Carrying
(Amounts in thousands)                                   Value           Value          Value
--------------------------------------------------  --------------    ------------   -----------
Replication transactions
   Credit default swaps                             $      361,580    $     9,632    $    4,464
Other investment and/or Risk Management activities
   Credit default swaps                                     44,490           (690)         (690)
   Credit default swaps -- offsetting                      451,464            (47)          (47)
   Foreign currency swaps                                   40,000         (3,576)       (3,576)
   GMWB hedging derivatives                             13,920,947         86,775        86,775
   Equity index swaps and options                               --             --            --
   Interest rate swaps and swaptions                            --             --            --
   Interest rate swaps -- offsetting                       260,010        (13,679)      (13,679)
   Macro hedge program                                   9,934,025        139,322       139,322
   International program hedging instruments            16,188,869          8,030         8,030
                                                    --------------    ------------   -----------
                                             TOTAL  $   42,632,987    $  (127,515)   $  220,599
                                                    --------------    ------------   -----------


CASH FLOW HEDGES

INTEREST RATE SWAPS: Interest rate swaps are primarily used to convert interest receipts on floating-rate fixed maturity investments to fixed rates. There were no gains and (losses) in unrealized gains and losses related to cash flow hedges for the years ended December 31, 2014, and 2013 that have been discontinued because it was no longer probable that the original forecasted transactions would occur by the end of the originally specified time period. For the year ended December 31, 2012 the Company reported a gain of $4,520,509 in unrealized gains and losses related to cash flow hedges that have been discontinued because it was no longer probable that the original forecasted transactions would occur by the end of the originally specified time period.

JAPAN FIXED PAYOUT ANNUITY HEDGE: The Company formerly assumed certain variable annuity products with a guaranteed minimum income benefit ("GMIB") rider from Hartford Life Insurance K.K. ("HLIKK"), a former wholly-owned subsidiary of the Company's indirect parent, Hartford Life, Inc. ("HLI") that was sold on June 30, 2014. For further discussion on the sale, see Note 6 -- Reinsurance. The Company will continue to assume the Japan fixed payout annuities from HLIKK. The Company invests in U.S. dollar denominated assets to support the reinsurance liability. The Company entered into pay U.S. dollar, receive yen swap contracts to hedge the currency and yen interest rate exposure between the U.S dollar denominated assets and the yen denominated fixed liability reinsurance payments.


FAIR VALUE HEDGES

INTEREST RATE SWAPS: Interest rate swaps are used to hedge the changes in fair value of fixed rate maturity investments due to fluctuations in interest rates.


REPLICATION TRANSACTIONS

CREDIT DEFAULT SWAPS: The Company periodically enters into credit default swaps as part of replication transactions. Credit risk is hedged by buying protection on a specific entity by pairing with highly rated fixed-income securities in order to reproduce the investment characteristics of otherwise permissible investments.


OTHER INVESTMENT AND/OR RISK MANAGEMENT ACTIVITIES

The table below presents realized capital gains and (losses) on derivative instruments used for other investment and/or risk management activities.

                                                                                 Realized Gains / (Losses)
                                                           --------------------------------------------------------------------
                                                             For the year ended     For the year ended      For the year ended
(Amounts in thousands)                                        December 31, 2014      December 31, 2013       December 31, 2012
--------------------------------------------------------   ---------------------   ---------------------   --------------------
BY STRATEGY
Credit default swaps                                            $      (178)           $        (911)          $      2,904
Credit default swaps -- offsetting                                     (847)                     676                 (1,314)
Foreign currency swaps                                               (1,332)                      72                 12,448
GMWB hedging derivatives                                           (121,874)                (321,745)              (242,461)
Equity index swaps and options                                           --                      772                     48
Interest rate swaps and swaptions                                        (1)                  (4,649)                 9,294
Interest rate swaps -- offsetting                                        (1)                      --                   (596)
Macro hedge program                                                (185,599)                (244,645)               (92,869)
International program hedging instruments                           (65,998)                (875,484)              (104,440)
                                                           ---------------------   ---------------------   --------------------
                                                   TOTAL        $  (375,830)           $  (1,445,914)          $   (416,986)
                                                           ---------------------   ---------------------   --------------------

CREDIT DEFAULT SWAPS: The Company enters into swap agreements in which the Company reduces or assumes credit exposure from an individual entity, referenced index or asset pool. In addition, the Company may enter into credit default swaps to terminate existing swaps in hedging relationships, thereby offsetting the changes in value of the original swap.

FOREIGN CURRENCY SWAPS: The Company enters into foreign currency swaps to hedge the foreign currency exposures in certain of its foreign fixed maturity investments.

GUARANTEED MINIMUM WITHDRAWAL BENEFITS ("GMWB") HEDGING DERIVATIVES: The Company utilizes GMWB hedging derivatives as part of an actively managed program designed to hedge a portion of the capital market risk exposures of the non-reinsured GMWB riders due to changes in interest rates, equity market levels, and equity volatility. These derivatives include customized swaps, interest rates swaps and futures, and equity swaps, options and futures, on certain indices including the S&P 500 index, EAFE index and NASDAQ index.

EQUITY INDEX SWAPS AND OPTIONS: The Company enters into equity index swaps to hedge equity risk of equity common stock investments. The Company also enters into equity index options to economically hedge the equity risk associated with various equity indexed products.

INTEREST RATE SWAPS AND SWAPTIONS: The Company enters into interest rate swaps and swaptions to manage duration between assets and liabilities. In addition, the Company may enter into interest rate swaps to terminate existing swaps in hedging relationships, thereby offsetting the changes in value in the original swap.

MACRO HEDGE PROGRAM: The Company utilizes equity options, swaps, and foreign currency options to partially hedge against a decline in the equity markets and the resulting statutory surplus and capital impact primarily arising from GMDB and GMWB obligations.

INTERNATIONAL PROGRAM HEDGING INSTRUMENTS: The Company's international variable annuity hedge program hedged variable annuities that were offered in Japan and were reinsured from HLIKK. During 2014 this hedge program was terminated due to the sale of HLIKK. For further discussion on the sale, see Note 6 -- Reinsurance.


CREDIT RISK ASSUMED THROUGH CREDIT DERIVATIVES

The Company enters into credit default swaps that assume credit risk from a referenced index or asset pool in order to synthetically replicate investment transactions. In addition, the Company may enter into credit default swaps that assume credit risk to terminate existing credit default swaps that reduce credit risk, thereby offsetting the changes in value of the original swap.

The Company will receive a periodic payment based on an agreed upon rate and notional amount and will only make a payment if there is a credit event. A credit event payment will typically be equal to the notional value of the swap contract less the value of the referenced security issuer's debt obligation. A credit event is generally defined as a default on contractually obligated interest or principal payments or bankruptcy of the referenced entity. The credit default swaps in which the Company assumes credit risk primarily reference investment grade baskets of up to five corporate issuers and diversified portfolios of corporate issuers. The diversified portfolios of corporate issuers are established within sector concentration limits and may be divided into tranches that possess different credit ratings.

The following tables present the notional amount, fair value, carrying value, weighted average years to maturity, underlying referenced credit obligation type and average credit ratings, and offsetting notional amount, fair value and carrying value for credit derivatives in which the Company is assuming credit risk as of December 31:

                                                       As of December 31, 2014
                                    -----------------------------------------------------------




                                                                                   Weighted
                                      Notional            Fair       Carrying    Average Years
(Amounts in thousands)               Amount (2)           Value        Value      to Maturity
----------------------------------   -----------        ----------  ----------  ---------------
CREDIT DERIVATIVE TYPE BY
DERIVATIVE RISK EXPOSURE
Single name credit default swaps
  Investment grade risk exposure     $    40,000        $     726   $     726       3 years

Basket credit default swaps (4)
  Investment grade risk exposure          48,893              157         157     Less than 1
                                                                                     year
  Below investment grade                   3,900             (394)       (285)      5 years
  Investment grade risk exposure         118,203           (1,468)     (1,277)      5 years
Credit linked notes
  Investment grade risk exposure          50,000           48,465      49,960       2 years
                                     -----------        ----------  ----------
                             TOTAL   $   260,996        $  47,486   $  49,281
                                     -----------        ----------  ----------

                                                           As of December 31, 2014
                                    --------------------------------------------------------------------
                                         Underlying Referenced
                                                Credit
                                             Obligation(s)
                                    ------------------------------
                                                          Average    Offsetting   Offsetting  Offsetting
                                                          Credit      Notional       Fair      Carrying
(Amounts in thousands)                     Type         Rating (1)   Amount (3)    Value (3)   Value (3)
----------------------------------  ------------------  ----------  ------------  ----------  ----------
CREDIT DERIVATIVE TYPE BY
DERIVATIVE RISK EXPOSURE
Single name credit default swaps
  Investment grade risk exposure     Corporate Credit/      A+       $    40,000    $ (726)    $  (726)
                                       Foreign Gov.
Basket credit default swaps (4)
  Investment grade risk exposure     Corporate Credit      BBB+           41,592      (157)       (157)

  Below investment grade             Corporate Credit      BBB-               --        --          --
  Investment grade risk exposure        CMBS Credit         AA+           67,203       383         383
Credit linked notes
  Investment grade risk exposure     Corporate Credit       A+                --        --          --
                                                                    ------------  ----------  ----------
                             TOTAL                                   $   148,795    $ (500)    $  (500)
                                                                    ------------  ----------  ----------


                                                    As of December 31, 2013
                                    -----------------------------------------------------




                                                                             Weighted
                                      Notional      Fair       Carrying    Average Years
(Amounts in thousands)               Amount (2)     Value        Value      to Maturity
----------------------------------   -----------  ----------  ----------  ---------------
CREDIT DERIVATIVE TYPE BY
DERIVATIVE RISK EXPOSURE
Single name credit default swaps
  Investment grade risk exposure     $   170,000  $   3,933   $   2,120       3 years

Basket credit default swaps (4)
  Investment grade risk exposure         323,079      5,053       1,965       4 years
  Below investment grade                  27,960      2,611       2,345       5 years
  Investment grade risk exposure          69,112     (1,168)     (1,168)      3 years
Credit linked notes
  Investment grade risk exposure          50,000     48,005      49,940       3 years
                                     -----------  ----------  ----------
                             TOTAL   $   640,151  $  58,434   $  55,202
                                     -----------  ----------  ----------


                                                           As of December 31, 2013
                                    --------------------------------------------------------------------
                                         Underlying Referenced
                                                Credit
                                             Obligation(s)
                                    ------------------------------
                                                          Average    Offsetting   Offsetting  Offsetting
                                                          Credit      Notional       Fair      Carrying
(Amounts in thousands)                     Type         Rating (1)   Amount (3)    Value (3)   Value (3)
----------------------------------  ------------------  ----------  ------------  ----------  ----------
CREDIT DERIVATIVE TYPE BY
DERIVATIVE RISK EXPOSURE
Single name credit default swaps
  Investment grade risk exposure     Corporate Credit/      A+       $    75,000   $ (1,169)   $ (1,169)
                                       Foreign Gov.
Basket credit default swaps (4)
  Investment grade risk exposure     Corporate Credit      BBB+           81,812       (844)       (844)
  Below investment grade             Corporate Credit       BB-               --         --          --
  Investment grade risk exposure        CMBS Credit         AA-           69,112      1,168       1,168
Credit linked notes
  Investment grade risk exposure     Corporate Credit      BBB+               --         --          --
                                                                    ------------  ----------  ----------
                             TOTAL                                   $   225,924   $   (845)   $   (845)
                                                                    ------------  ----------  ----------

(1) The average credit ratings are based on availability and the midpoint of the applicable ratings among Moody's, S&P, Fitch, and Morningstar. If no rating is available from a rating agency, then an internally developed rating is used.
(2) Notional amount is equal to the maximum potential future loss amount. These derivatives are governed by agreements, clearing house rules, and applicable law which include collateral posting requirements. There is no specific collateral related to these contracts or recourse provisions included in the contracts to offset losses.
(3) The Company has entered into offsetting credit default swaps to terminate certain existing credit default swaps, thereby offsetting the future changes in value of, or losses paid, related to the original swap.
(4)  Includes $170,996,000 and $420,151,000 as of December 31, 2014 and 2013,
     respectively, of standard market indices of diversified portfolios of corporate and commercial mortgage-backed securities ("CMBS") issuers referenced through credit default swaps. These swaps are subsequently valued based upon the observable standard market index.


CREDIT RISK

The Company's derivative counterparty exposure policy establishes market-based credit limits, favors long-term financial stability and creditworthiness of the counterparty and typically requires credit enhancement/credit risk reducing agreements. The Company minimizes the credit risk in derivative instruments by entering into transactions with high quality counterparties rated A/A- or better, which are monitored and evaluated by the Company's risk management team and reviewed by senior management. OTC-cleared transactions reduce risk due to their ability to require daily variation margin, monitor the Company's ability to request additional collateral in the event of a counterparty downgrade, and act as an independent valuation source.

The Company has developed credit exposure thresholds which are based upon counterparty ratings. Credit exposures are measured using the market value of the derivatives, resulting in amounts owed to the Company by its counterparties or potential payment obligations from the Company to its counterparties. Credit exposures are generally quantified daily based on the prior business day's market value and collateral is pledged to and held by, or on behalf of, the Company to the extent the current value of derivatives exceeds the contractual thresholds. In accordance with industry standards and the contractual agreements, collateral is typically settled on the next business day. The Company has exposure to credit risk for amounts below the exposure thresholds which are uncollateralized, as well as for market fluctuations that may occur between contractual settlement periods of collateral movements.

Counterparty exposure thresholds are developed for each of the counterparties based upon their ratings. The maximum uncollateralized threshold for a derivative counterparty is $10 million. In addition, the Company monitors counterparty credit exposure on a monthly basis to ensure compliance with Company policies and statutory limitations. The Company also generally requires that OTC derivative contracts be governed by an International Swaps and Derivatives Association Master Agreement which is structured by legal entity and by counterparty.

For the years ended December 31, 2014, 2013, and 2012 the Company recognized gains of $8,292,209, $0, and $1,837,102, respectively, due to cash recovered on derivative receivables that were previously written-off related to the bankruptcy of Lehman Brothers Inc. The derivative receivables were the result of the contractual collateral threshold amounts and open collateral calls prior to the bankruptcy filing as well as interest rate and credit spread movements from the date of the last collateral call to the date of the bankruptcy filing. For the years ended December 31, 2014, 2013, and 2012 the Company had no losses on derivative instruments due to counterparty nonperformance.


F.    CONCENTRATION OF CREDIT RISK

The Company aims to maintain a diversified investment portfolio including issuer, sector and geographic stratification, where applicable, and has established certain exposure limits, diversification standards and review procedures to mitigate credit risk. As of December 31, 2014 and 2013, the Company is not exposed to any credit concentration risk of a single issuer, excluding U.S. government and certain U.S. government agencies, wholly-owned subsidiaries, and a short-term investment pool greater than 10% of the Company's capital and surplus.


G.    BONDS, SHORT-TERM INVESTMENTS, COMMON STOCKS AND PREFERRED STOCKS


                                                                                   Gross            Gross            Estimated
                                                                Statement       Unrealized       Unrealized            Fair
                                                                  Value            Gains           Losses              Value
                                                           -----------------  ---------------  ----------------  -----------------
BONDS AND SHORT-TERM INVESTMENTS
   DECEMBER 31, 2014
U.S. government and government agencies and
   authorities:
   -- Guaranteed and sponsored -- excluding asset-backed   $     399,073,250  $    67,069,342  $      (418,269)  $     465,724,323
   -- Guaranteed and sponsored -- asset-backed                   731,986,335       27,803,202         (354,553)        759,434,984
States, municipalities and political subdivisions                 77,332,662       10,233,659         (291,977)         87,274,344
International governments                                        114,794,516        3,157,714       (2,315,776)        115,636,454
All other corporate -- excluding asset-backed                  2,767,506,704      198,303,298      (10,498,424)      2,955,311,578
All other corporate -- asset-backed                            1,111,742,867       32,840,171       (7,710,005)      1,136,873,033
Hybrid securities                                                 20,068,228        2,130,041               --          22,198,269
Short-term investments                                           941,822,471               --           (4,948)        941,817,523
                                                           -----------------  ---------------  ----------------  -----------------
           TOTAL BONDS AND SHORT-TERM INVESTMENTS          $   6,164,327,033  $   341,537,427  $   (21,593,952)  $   6,484,270,508
                                                           -----------------  ---------------  ----------------  -----------------

                                                                                    Gross          Gross          Estimated
                                                                                 Unrealized     Unrealized          Fair
                                                                    Cost            Gains         Losses            Value
                                                               --------------   -----------    --------------  --------------
COMMON STOCKS DECEMBER 31, 2014
Common stocks -- unaffiliated                                  $  393,754,824   $ 1,863,535    $ (16,012,031)  $ 379,606,328
Common stocks -- affiliated                                        40,014,377            --         (927,833)     39,086,544
                                                               --------------   -----------    --------------  --------------
                            TOTAL COMMON STOCKS                $  433,769,201   $ 1,863,535    $ (16,939,864)  $ 418,692,872
                                                               --------------   -----------    --------------  --------------

                                                                                       Gross          Gross         Estimated
                                                                    Statement       Unrealized     Unrealized         Fair
                                                                      Value            Gains         Losses           Value
                                                                   -----------      ----------     ----------      -----------
PREFERRED STOCKS DECEMBER 31, 2014
Preferred stocks -- unaffiliated                                   $ 2,727,556      $  60,607         $ --         $ 2,788,163
                                                                   -----------      ----------     ----------      -----------
                         TOTAL PREFERRED STOCKS                    $ 2,727,556      $  60,607         $ --         $ 2,788,163
                                                                   -----------      ----------     ----------      -----------

                                                                                    Gross           Gross            Estimated
                                                               Statement         Unrealized      Unrealized            Fair
                                                                 Value              Gains          Losses              Value
                                                           -----------------  ---------------  ---------------  ------------------
BONDS AND SHORT-TERM INVESTMENTS
   DECEMBER 31, 2013
U.S. government and government agencies and
   authorities:
   -- Guaranteed and sponsored -- excluding asset-backed   $     401,758,359  $       153,667  $   (4,323,247)  $      397,588,779
   -- Guaranteed and sponsored -- asset-backed                 1,116,470,396       13,982,202     (10,019,809)       1,120,432,789
States, municipalities and political subdivisions                 81,394,373        2,740,607      (6,665,246)          77,469,734
International governments                                        377,036,628        1,988,220      (8,298,249)         370,726,599
All other corporate -- excluding asset-backed                  2,666,326,757      160,638,516     (32,290,065)       2,794,675,208
All other corporate -- asset-backed                              923,926,265       27,853,249     (18,883,429)         932,896,085
Hybrid securities                                                 31,322,205        1,304,128        (719,640)          31,906,693
Short-term investments                                           820,923,832               --              --          820,923,832
Affiliated bond                                                1,009,312,392       67,384,091              --        1,076,696,483
                                                           -----------------  ---------------  ---------------  ------------------
          TOTAL BONDS AND SHORT-TERM INVESTMENTS           $   7,428,471,207  $   276,044,680  $  (81,199,685)  $    7,623,316,202
                                                           -----------------  ---------------  ---------------  ------------------

                                                                                    Gross          Gross          Estimated
                                                                                 Unrealized     Unrealized          Fair
                                                                    Cost            Gains         Losses            Value
                                                               --------------   -----------    --------------  --------------
COMMON STOCKS DECEMBER 31, 2013
Common stocks -- unaffiliated                                  $   96,150,353   $ 1,716,459    $ (12,490,473)  $  85,376,339
Common stocks -- affiliated                                        40,014,377            --         (778,892)     39,235,485
                                                               --------------   -----------    --------------  --------------
                            TOTAL COMMON STOCKS                $  136,164,730   $ 1,716,459    $ (13,269,365)  $ 124,611,824
                                                               --------------   -----------    --------------  --------------


                                                                                       Gross           Gross         Estimated
                                                                     Statement      Unrealized      Unrealized         Fair
                                                                       Value           Gains          Losses           Value
                                                                   ------------     ----------      -----------     -----------
PREFERRED STOCKS DECEMBER 31, 2013
Preferred stocks -- unaffiliated                                   $  2,807,203        $ --          $ (99,345)     $ 2,707,858
                                                                   ------------     ----------      -----------     -----------
                          TOTAL PREFERRED STOCKS                   $  2,807,203        $ --          $ (99,345)     $ 2,707,858
                                                                   ------------     ----------      -----------     -----------


The statement value and estimated fair value of bonds and short-term investments at December 31, 2014 by expected maturity year are shown below. Expected maturities may differ from contractual maturities due to call or prepayment provisions. Asset-backed securities ("ABS"), including mortgage-backed securities and collateralized mortgage obligations, are distributed to maturity year based on the Company's estimate of the rate of future prepayments of principal over the remaining lives of the securities. These estimates are developed using prepayment speeds provided in broker consensus data. Such estimates are derived from prepayment speeds experienced at the interest rate levels projected for the applicable underlying collateral. Actual prepayment experience may vary from these estimates.

                                                                         Statement           Estimated
                                                                           Value            Fair Value
                                                                    -----------------    ----------------
               MATURITY
               Due in one year or less                              $   1,488,430,678    $  1,496,759,726
               Due after one year through five years                    2,386,303,929       2,491,676,821
               Due after five years through ten years                   1,062,023,407       1,098,449,126
               Due after ten years                                      1,227,569,019       1,397,384,835
                                                                    -----------------    ----------------
                                                          TOTAL     $   6,164,327,033    $  6,484,270,508
                                                                    -----------------    ----------------


At December 31, 2014 and 2013, securities with a statement value of $3,961,274 and $3,992,556, respectively, were on deposit with government agencies as required by law in various jurisdictions in which the Company conducts business.


H.   MORTGAGE LOANS ON REAL ESTATE

The maximum and minimum lending rates for the Company's new mortgage loans on real estate were 4.23% and 3.14% and 3.69% and 2.70% for loans during 2014 and 2013, respectively. During 2014 and 2013, the Company did not reduce interest rates on any outstanding mortgage loans on real estate. For loans held as of December 31, 2014 and 2013, the highest loan to value percentage of any one loan at the time of loan origination, exclusive of insured, guaranteed, purchase money mortgages or construction loans was 75%. There were no taxes, assessments or amounts advanced and not included in the mortgage loan total. As of December 31, 2014 and 2013, the Company did not hold mortgages with interest more than 180 days past due. As of December 31, 2014 and 2013, there were impaired loans with a related allowance for credit losses of $354,506 and $397,161 with interest income recognized during the period the loans were impaired of $2,307,204 and $1,597,863, respectively.


I.   RESTRUCTURED DEBT IN WHICH THE COMPANY IS A CREDITOR

The Company had a recorded investment in restructured loans of $656,131, $0 and $0, with realized capital losses related to these loans of $166,985, $0 and $0, respectively, as of December 31, 2014, 2013 and 2012.


J.   JOINT VENTURES, PARTNERSHIPS AND LIMITED LIABILITY COMPANIES

The Company has no investments in joint ventures, partnerships or limited liability companies that exceed 10% of admitted assets. The Company recognized immaterial OTTIs for the years ended December 31, 2014 and 2013, respectively, on certain limited partnerships and one state tax credit limited liability company (LLC). The partnerships were impaired because their cost basis sustained a decline in value that the Company determined to be other-than-temporary. The OTTIs were determined as the difference between the fair value from the partnership financial statements and the carrying value of the investments based on the equity method of accounting. The state tax credit LLC was impaired because the Company recovered a portion of the cost of the investment through receipt of tax credits and other tax benefits and not through investment activity. The LLC OTTI was determined as the difference between the remaining expected future tax credits and other tax benefits expected to be received over the life of the investment and the carrying value of the investment.


K.   REPURCHASE AGREEMENTS, DOLLAR ROLL AGREEMENTS AND COLLATERAL
ARRANGEMENTS

From time to time, the Company enters into repurchase agreements and dollar roll transactions to manage liquidity or to earn incremental spread income. A repurchase agreement is a transaction in which one party (transferor) agrees to sell securities to another party (transferee) in return for cash (or securities), with a simultaneous agreement to repurchase the same securities at a specified price at a later date. A dollar roll is a type of repurchase transaction where a mortgage-backed security is sold with an agreement to repurchase substantially the same security at a specified time in the future. These transactions are generally short-term in nature with repurchase agreements and dollar rolls having under 90-day and under 30-day contractual maturities, respectively. Therefore, the carrying amounts of these instruments approximate fair value.

As part of the repurchase agreement and dollar roll transactions, the Company transfers U.S. government and government agency securities and receives cash. For the repurchase agreements, the Company obtains collateral in an amount equal to at least 95% of the fair value of the securities transferred. The agreements contain contractual provisions that require additional collateral to be transferred when necessary and provide the counterparty the right to see or re-pledge the securities transferred. The cash received from the repurchase program is typically invested in short-term investments or bonds. Repurchase agreements include master netting provisions that provide the counterparties the right to offset claims and apply securities held by them in respect of their obligations in the event of default. The Company accounts for the repurchase agreements and dollar roll transactions as collateralized borrowings. The securities transferred under repurchase agreements and dollar roll transactions are included in bonds, with the obligation to repurchase those securities recorded in other liabilities in the Statements of Admitted Assets, Liabilities and Capital and Surplus.

As of December 31, 2014 and 2013, the Company has no outstanding repurchase agreements or dollar roll transactions.

The Company also enters into various collateral arrangements in connection with its derivative instruments, which require both the pledging and accepting of collateral. As of December 31, 2014 and 2013, securities pledged of $374,507,633 and $298,660,822, respectively, were included in bonds and short-term investments, on the Statements of Admitted Assets, Liabilities and Capital and Surplus. The counterparties have the right to sell or re-pledge these securities. The Company also pledged cash collateral associated with derivative instruments with a statement value of $34,142,540 and $173,710,141, respectively, as of December 31, 2014 and 2013, included in other invested assets, on the Statements of Admitted Assets, Liabilities and Capital and Surplus.

As of December 31, 2014 and 2013, the Company accepted cash collateral associated with derivative instruments with a statement value of $283,212,973 and $132,335,000, respectively, which was invested and recorded in the Statements of Admitted Assets, Liabilities and Capital and Surplus in bonds and cash and short-term investments with a corresponding amount recorded in collateral on derivatives. The Company also accepted securities collateral as of December 31, 2014 and 2013 of $41,741,483 and $64,815,986, respectively, of which the Company has the ability to sell or repledge $41,741,483 and $64,815,986, respectively. As of December 31, 2014 and 2013, the statement value of repledged securities totaled $0, and the Company did not sell any securities. In addition, as of December 31, 2014 and 2013, noncash collateral accepted was held in separate custodial accounts and was not included in the Company's Statements of Admitted Assets, Liabilities and Capital and Surplus.


1.    SECURITY UNREALIZED LOSS AGING

The Company has a security monitoring process overseen by a committee of investment and accounting professionals that, on a quarterly basis, identifies securities in an unrealized loss position that could potentially be other-than-temporarily impaired. For further discussion regarding the Company's OTTI policy, see Note 2. Due to the issuers' continued satisfaction of the securities' obligations in accordance with their contractual terms and the expectation that they will continue to do so, as well as the evaluation of the fundamentals of the issuers' financial condition and other objective evidence, the Company believes that the prices of the securities in the sectors identified in the tables below were temporarily depressed as of December 31, 2014 and 2013.

The following table presents amortized cost or statement value, fair value, and unrealized losses for the Company's bond and equity securities, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position as of December 31, 2014:

                                              Less Than 12 Months                      12 Months or More
                                     -------------------------------------  --------------------------------------
                                       Amortized      Fair     Unrealized    Amortized      Fair       Unrealized
(Amounts in thousands)                   Cost         Value      Losses        Cost         Value        Losses
-----------------------------------  ------------  ----------  -----------  -----------  -----------  ------------
U.S. gov't and gov't agencies &
  authorities
  -- guaranteed & sponsored          $     44,690  $   44,538   $    (152)  $   18,551   $    18,285   $     (266)
  -- guaranteed & sponsored --
  asset-backed                             19,261      19,190         (71)      33,428        33,144         (284)
States, municipalities & political
  subdivisions                                 --          --          --        1,399         1,107         (292)
International governments                  33,194      31,940      (1,254)      18,005        16,943       (1,062)
All other corporate including
  international                           451,145     442,503      (8,642)     104,169       102,313       (1,856)
All other corporate -- asset-backed       153,486     152,841        (645)     358,911       351,846       (7,065)
Short-term investments                      2,078       2,073          (5)          --            --           --
                                     ------------  ----------  -----------  -----------  -----------  ------------
             TOTAL FIXED MATURITIES       703,854     693,085     (10,769)     534,463       523,638      (10,825)
Common stock -- unaffiliated              307,792     303,448      (4,344)      61,484        49,816      (11,668)
Common stock -- affiliated                     --          --          --       40,014        39,086         (928)
                                     ------------  ----------  -----------  -----------  -----------  ------------
                       TOTAL STOCKS       307,792     303,448      (4,344)     101,498        88,902      (12,596)
                                     ------------  ----------  -----------  -----------  -----------  ------------
                   TOTAL SECURITIES  $  1,011,646  $  996,533   $ (15,113)  $  635,961   $   612,540   $  (23,421)
                                     ------------  ----------  -----------  -----------  -----------  ------------

                                                        Total
                                     ------------------------------------------
                                       Amortized        Fair        Unrealized
(Amounts in thousands)                   Cost           Value         Losses
-----------------------------------  -------------  -------------  ------------
U.S. gov't and gov't agencies &
  authorities
  -- guaranteed & sponsored          $      63,241  $      62,823   $     (418)
  -- guaranteed & sponsored --
  asset-backed                              52,689         52,334         (355)
States, municipalities & political
  subdivisions                               1,399          1,107         (292)
International governments                   51,199         48,883       (2,316)
All other corporate including
  international                            555,314        544,816      (10,498)
All other corporate -- asset-backed        512,397        504,687       (7,710)
Short-term investments                       2,078          2,073           (5)
                                     -------------  -------------  ------------
             TOTAL FIXED MATURITIES      1,238,317      1,216,723      (21,594)
Common stock -- unaffiliated               369,276        353,264      (16,012)
Common stock -- affiliated                  40,014         39,086         (928)
                                     -------------  -------------  ------------
                       TOTAL STOCKS        409,290        392,350      (16,940)
                                     -------------  -------------  ------------
                   TOTAL SECURITIES  $   1,647,607  $   1,609,073   $  (38,534)
                                     -------------  -------------  ------------

The Company holds 100% of the common stock of a foreign insurance subsidiary which is stated at GAAP carrying value adjusted for certain nonadmitted items and other adjustments for NAIC SAP rules if applicable. The Company does not have any current plans to dispose of this investment. The following discussion refers to the data presented in the table above, excluding affiliated common stock.

As of December 31, 2014, fixed maturities, comprised of 556 securities, accounted for approximately 57% of the Company's total unrealized loss amount. The securities were primarily related to corporate securities, collateralized debt obligations (CDOs), CMBS and foreign government and government agency securities, which are depressed due to an increase in interest rates and/or wider credit spreads since the securities were purchased. The remaining unrealized loss amount primarily related to the Company's investment in Hartford diversified mutual funds. As of December 31, 2014, 97% of securities in an unrealized loss position were depressed less than 20% of amortized cost. The decrease in unrealized losses during 2014 was primarily attributable to a decrease in interest rates.

Most of the securities depressed for twelve months or more relate to structured securities with exposure to commercial and residential real estate. For certain commercial and residential real estate securities, current market spreads continue to be wider than spreads at the securities' respective purchase dates, even though credit spreads have continued to tighten over the past five years. As of December 31, 2014, the Company does not have an intention to sell any securities in an unrealized loss position, and for loan-backed and structured securities, has the intent and ability to hold these securities until values recover. Furthermore, based upon the Company's cash flow modeling and the expected continuation of contractually required principal and interest payments, the Company has deemed these securities to be temporarily impaired as of December 31, 2014.

The following table presents amortized cost, fair value, and unrealized losses for the Company's bond and equity securities, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position as of December 31, 2013:

                                                 Less Than 12 Months                        12 Months or More
                                     ------------------------------------------  ---------------------------------------
                                       Amortized         Fair       Unrealized     Amortized      Fair       Unrealized
(Amounts in thousands)                   Cost            Value        Losses         Cost         Value        Losses
-----------------------------------  -------------  -------------  ------------  ------------  -----------  ------------
U.S. gov't and gov't agencies &
  authorities
  -- guaranteed & sponsored          $     387,807  $     383,781   $   (4,026)   $    3,433   $     3,136   $     (297)
  -- guaranteed & sponsored --
  asset-backed                             673,603        663,593      (10,010)          168           158          (10)
States, municipalities & political
  subdivisions                              57,344         50,967       (6,377)        1,044           756         (288)
International governments                  104,339         96,061       (8,278)          331           311          (20)
All other corporate including
  international                            603,716        573,068      (30,648)       52,287        50,645       (1,642)
All other corporate -- asset-backed         64,690         62,589       (2,101)      420,363       403,580      (16,783)
Hybrid securities                               --             --           --         9,000         8,280         (720)
                                     -------------  -------------  ------------  ------------  -----------  ------------
             TOTAL FIXED MATURITIES      1,891,499      1,830,059      (61,440)      486,626       466,866      (19,760)
Common stock -- unaffiliated                25,017         23,400       (1,617)       63,388        52,514      (10,874)
Common stock -- affiliated                      --             --           --        40,014        39,235         (779)
Preferred stock -- unaffiliated                 --             --           --         2,807         2,708          (99)
                                     -------------  -------------  ------------  ------------  -----------  ------------
                       TOTAL STOCKS         25,017         23,400       (1,617)      106,209        94,457      (11,752)
                                     -------------  -------------  ------------  ------------  -----------  ------------
                   TOTAL SECURITIES  $   1,916,516  $   1,853,459   $  (63,057)   $  592,835   $   561,323   $  (31,512)
                                     -------------  -------------  ------------  ------------  -----------  ------------

                                                        Total
                                     ------------------------------------------
                                       Amortized         Fair       Unrealized
(Amounts in thousands)                   Cost            Value        Losses
-----------------------------------  -------------  -------------  ------------
U.S. gov't and gov't agencies &
  authorities
  -- guaranteed & sponsored          $     391,240  $     386,917   $   (4,323)
  -- guaranteed & sponsored --
  asset-backed                             673,771        663,751      (10,020)
States, municipalities & political
  subdivisions                              58,388         51,723       (6,665)
International governments                  104,670         96,372       (8,298)
All other corporate including
  international                            656,003        623,713      (32,290)
All other corporate -- asset-backed        485,053        466,169      (18,884)
Hybrid securities                            9,000          8,280         (720)
                                     -------------  -------------  ------------
             TOTAL FIXED MATURITIES      2,378,125      2,296,925      (81,200)
Common stock -- unaffiliated                88,405         75,914      (12,491)
Common stock -- affiliated                  40,014         39,235         (779)
Preferred stock -- unaffiliated              2,807          2,708          (99)
                                     -------------  -------------  ------------
                       TOTAL STOCKS        131,226        117,857      (13,369)
                                     -------------  -------------  ------------
                   TOTAL SECURITIES  $   2,509,351  $   2,414,782   $  (94,569)
                                     -------------  -------------  ------------

The Company holds 100% of the common stock of a foreign insurance subsidiary which is stated at GAAP carrying value adjusted for certain nonadmitted items and other adjustments for NAIC SAP rules if applicable. The Company does not have any current plans to dispose of this investment. The following discussion refers to the data presented in the table above, excluding affiliated common stock.

As of December 31, 2013, fixed maturities, comprised of approximately 590 securities, accounted for approximately 87% of the Company's total unrealized loss amount. The securities were primarily related to corporate securities, U.S. government and government agency securities, and foreign government and government agency securities, which were depressed due to an increase in interest rates since the securities were purchased and/or declines in the value of the currency in which the assets are denominated. As of December 31, 2013, 98% of securities in an unrealized loss position were depressed less than 20% of amortized cost. The increase in unrealized losses during 2013 was primarily attributable to an increase in interest rates, partially offset by tighter credit spreads.

Most of the securities depressed for twelve months or more related to structured securities with exposure to commercial and residential real estate. Although credit spreads tightened during 2013, current market spreads continued to be wider than spreads at the securities' respective purchase dates for structured securities with exposure to commercial and residential real estate largely due to the continued market and economic uncertainties surrounding the performance of certain structures or vintages. As of December, 31, 2013, the Company does not have an intention to sell any securities in an unrealized loss position, and for loan-backed and structured securities, has the intent and ability to hold these securities until values recover. Furthermore, based upon the Company's cash flow modeling and the expected continuation of contractually required principal and interest payments, the Company has deemed these securities to be temporarily impaired as of December 31, 2013.


M.    LOAN-BACKED AND STRUCTURED SECURITIES OTTIS

For the year ended December 31, 2014, the Company did not recognize any losses for OTTIs on loan-backed and structured securities due to the intent to sell or the inability or lack of intent to retain an investment in a security for a period of time sufficient to recover the amortized cost basis.

The following table summarizes OTTI recognized during 2014 for loan-backed securities held as of December 31, 2014 recorded because the present value of estimated cash flows expected to be collected was less than the amortized cost of the securities:

     1                                  2               3             4             5             6              7
------------------               --------------   -------------  ----------    ----------   -------------   ----------
                                    Book/Adj
                                    Carrying
                                      Value                                                                   Date of
                                    Amortized     Present Value                                              Financial
                                   Cost Before         of                       Amortized       Fair         Statement
                                 Current Period     Projected    Recognized    Cost After     Value at         Where
   CUSIP                              OTTI         Cash Flows       OTTI          OTTI      Time of OTTI     Reported
------------------               --------------   -------------  ----------    ----------   -------------   ----------
46625M  PS              2          $  56,821       $   40,841     $  15,980    $   40,841    $   35,386      3/31/2014
61746W  HJ              2             44,945           44,517           428        44,517        60,451      3/31/2014
61746W  HJ              2             36,871           28,977         7,894        28,977        24,445      6/30/2014
46625M  AN              9          2,994,766        2,881,510       113,256     2,881,510     2,864,383      9/30/2014
52108H  NT              7            119,250          103,270        15,980       103,270         2,913      9/30/2014
46625M  AN              9          2,884,416        2,435,235       449,181     2,435,235     2,872,671     12/31/2014
                                                                 ----------
                    TOTAL                                         $ 602,719
                                                                 ----------


N.    STRUCTURED NOTES

The following table summarizes structured notes as of December 31, 2014:

     CUSIP                                                                         Book/Adjusted               Mortgage-Referenced
Identification               Actual Cost                Fair Value                Carrying Value                Security (Yes/No)
--------------             -------------               ------------               --------------              ---------------------
30711XAA2                  $   1,224,240               $  1,230,128               $   1,224,240                        YES
03938LAM6                      1,102,891                  1,051,733                   1,050,782                        NO
04226QAD4                        723,568                    737,295                     728,194                        NO
BRS9TPAV5                      1,335,943                  1,273,635                   1,267,963                        NO
580638AB0                        872,477                    941,460                     869,913                        NO
62718QAA3                     10,994,565                 11,609,367                  10,996,234                        NO
925369AA8                      3,179,128                  3,330,823                   3,176,760                        NO
039483BB7                      8,385,689                  9,199,483                   8,365,769                        NO
608190AH7                      3,877,527                  4,072,650                   3,887,317                        NO
37957TAG6                        149,800                    143,220                     141,725                        NO
                           -------------               ------------               --------------
       TOTAL               $  31,845,828               $ 33,589,794               $  31,708,897
                           -------------               ------------               --------------


4.      FAIR VALUE MEASUREMENTS

Certain of the following financial instruments are carried at fair value in the Company's Financial Statements: bonds and stocks, derivatives, and Separate Account assets.

The following section applies the fair value hierarchy and disclosure requirements for the Company's financial instruments that are carried at fair value. The fair value hierarchy prioritizes the inputs in the valuation techniques used to measure fair value into three broad levels (Level 1, 2 or 3):

Level 1 Observable inputs that reflect quoted prices for identical assets or liabilities in active markets that the Company has the ability to access at the measurement date. Level 1 securities include open-ended mutual funds reported in General and Separate Account invested assets, as well as exchange traded derivative instruments.

Level 2 Observable inputs, other than quoted prices included in Level 1, for the asset or liability or prices for similar assets and liabilities. Most bonds and preferred stocks, including those reported in Separate Account assets, are model priced by vendors using observable inputs and are classified within Level 2. Derivative instruments classified within level 2 are priced using observable market inputs such as swap yield curves and credit default swap curves.

Level 3 Valuations that are derived from techniques in which one or more of the significant inputs are unobservable (including assumptions about risk). Level 3 securities include less liquid securities, and complex derivative securities. Because Level 3 fair values, by their nature, contain one or more significant unobservable inputs as there is little or no observable market for these assets and liabilities, considerable judgment is used to determine the Level 3 fair values. Level 3 fair values represent the Company's best estimate of amounts that could be realized in a current market exchange absent actual market exchanges.

In many situations, inputs used to measure the fair value of an asset or liability position may fall into different levels of the fair value hierarchy. In these situations, the Company will determine the level in which the fair value falls based upon the lowest level input that is significant to the determination of the fair value. Transfers of securities among the levels occur at the beginning of the reporting period. There were no transfers between Level 1 and Level 2 for the year ended December 31, 2014 and 2013. In most cases, both observable (e.g., changes in interest rates) and unobservable (e.g., changes in risk assumptions) inputs are used in the determination of fair values that the Company has classified within Level 3. Consequently, these values and the related gains and losses are based upon both observable and unobservable inputs. The Company's bonds included in Level 3 are classified as such because these securities are primarily priced by independent brokers and/or are within illiquid markets.

These disclosures provide information as to the extent to which the Company uses fair value to measure financial instruments and information about the inputs used to value those financial instruments to allow users to assess the relative reliability of the measurements. The following table presents assets and (liabilities) carried at fair value by hierarchy level:

                                                                                    December 31, 2014
                                                     -------------------------------------------------------------------------------
                                                       Quoted Prices in
                                                        Active Markets         Significant        Significant
                                                         for Identical         Observable        Unobservable
                                                            Assets               Inputs             Inputs
(Amounts in thousands)                                     (Level 1)            (Level 2)          (Level 3)             Total
---------------------------------------------------  -------------------     --------------    ----------------    -----------------
a. Assets accounted for at fair value
    All other corporate bonds -- asset-backed          $             --       $         --       $         61      $             61
    International government bonds                                   --                835                 --                   835
    Common stocks -- unaffiliated                               125,489                 --                190               125,679
                                                     -------------------     --------------    ----------------    -----------------
                             TOTAL BONDS AND STOCKS             125,489                835                251               126,575
                                                     -------------------     --------------    ----------------    -----------------
Derivative assets
    Credit derivatives                                               --              1,256                405                 1,661
    Interest rate derivatives                                        --             15,842                686                16,528
    Equity derivatives                                               --                357              2,340                 2,697
    Foreign exchange derivatives                                     --                 --                 39                    39
    GMWB hedging instruments                                         --             86,289            151,367               237,656
    Macro hedge program                                              --                 --            179,497               179,497
                                                     -------------------     --------------    ----------------    -----------------
                            TOTAL DERIVATIVE ASSETS                  --            103,744            334,334               438,078
                                                     -------------------     --------------    ----------------    -----------------
Separate Account assets (1)                                  38,142,920                 --                 --            38,142,920
                                                     -------------------     --------------    ----------------    -----------------
           TOTAL ASSETS ACCOUNTED FOR AT FAIR VALUE    $     38,268,409       $    104,579       $    334,585      $     38,707,573
                                                     -------------------     --------------    ----------------    -----------------
b. Liabilities accounted for at fair value
Derivative liabilities
    Credit derivatives                                 $             --       $     (2,116)      $     (1,299)     $         (3,415)
    Interest rate derivatives                                        --            (28,780)                --               (28,780)
    GMWB hedging instruments                                         --            (41,002)           (26,368)              (67,370)
    Macro hedge program                                              --                 --            (38,923)              (38,923)
                                                     -------------------     --------------    ----------------    -----------------
      TOTAL LIABILITIES ACCOUNTED FOR AT FAIR VALUE    $             --       $    (71,898)      $    (66,590)     $       (138,488)
                                                     -------------------     --------------    ----------------    -----------------

(1) Excludes approximately $19 8 million of investment sales receivable net of investment purchases payable that are not subject to SSAP No. 100 (Fair Value Measurements).

                                                                                    December 31, 2013
                                                     -------------------------------------------------------------------------------
                                                       Quoted Prices in
                                                        Active Markets         Significant        Significant
                                                         for Identical         Observable        Unobservable
                                                            Assets               Inputs             Inputs
(Amounts in thousands)                                     (Level 1)            (Level 2)          (Level 3)             Total
---------------------------------------------------  -------------------     --------------    ----------------    -----------------
a. Assets accounted for at fair value
    All other corporate bonds -- asset-backed          $             --      $          --       $         62      $             62
    Common stocks -- unaffiliated                                85,039                 --                337                85,376
                                                     -------------------     --------------    ----------------    -----------------
                             TOTAL BONDS AND STOCKS              85,039                 --                399                85,438
                                                     -------------------     --------------    ----------------    -----------------
Derivative assets
    Credit derivatives                                               --              6,738              1,168                 7,906
    Interest rate derivatives                                        --             11,386                 --                11,386
    GMWB hedging instruments                                         --            108,032            187,795               295,827
    U.S. macro hedge program                                         --                 --            177,969               177,969
    International program hedging instruments                        --            240,781                 --               240,781
                                                     -------------------     --------------    ----------------    -----------------
                            TOTAL DERIVATIVE ASSETS                  --            366,937            366,932               733,869
                                                     -------------------     --------------    ----------------    -----------------
Separate Account assets (1)                                  44,195,129                 --                 --            44,195,129
                                                     -------------------     --------------    ----------------    -----------------
           TOTAL ASSETS ACCOUNTED FOR AT FAIR VALUE    $     44,280,168      $     366,937       $    367,331      $     45,014,436
                                                     -------------------     --------------    ----------------    -----------------
b. Liabilities accounted for at fair value
Derivative liabilities
    Credit derivatives                                 $             --      $      (3,011)      $     (1,168)     $         (4,179)
    Foreign exchange derivatives                                     --             (3,576)                --                (3,576)
    Interest rate derivatives                                        --            (25,065)                --               (25,065)
    GMWB hedging instruments                                         --           (125,985)           (83,066)             (209,051)
    U.S. macro hedge program                                         --                 --            (38,647)              (38,647)
    International program hedging instruments                        --           (215,286)           (17,464)             (232,750)
                                                     -------------------     --------------    ----------------    -----------------
      TOTAL LIABILITIES ACCOUNTED FOR AT FAIR VALUE    $             --      $    (372,923)      $   (140,345)     $       (513,268)
                                                     -------------------     --------------    ----------------    -----------------

(1) Excludes approximately $21.1 million of investment sales receivable net of investment purchases payable that are not subject to SSAP No. 100.


DETERMINATION OF FAIR VALUES

The valuation methodologies used to determine the fair values of assets and liabilities under the "exit price" notion reflect market-participant objectives and are based on the application of the fair value hierarchy that prioritizes relevant observable market inputs over unobservable inputs. The Company determines the fair values of certain financial assets and financial liabilities based on quoted market prices where available and where prices represent reasonable estimates of fair values. The Company also determines fair values based on future cash flows discounted at the appropriate current market rate. Fair values reflect adjustments for counterparty credit quality, the Company's default spreads, liquidity and, where appropriate, risk margins on unobservable parameters. The following is a discussion of the methodologies used to determine fair values for the financial instruments listed in the above tables.

The fair value process is monitored by the Valuation Committee, which is a cross-functional group of senior management within the Company that meets at least quarterly. The Valuation Committee is co-chaired by the Heads of Investment Operations and Accounting and has representation from various investment sector professionals, accounting, operations, legal, compliance and risk management. The purpose of the committee is to oversee the pricing policy and procedures by ensuring objective and reliable valuation practices and pricing of financial instruments, as well as addressing fair valuation issues and approving changes to valuation methodologies and pricing sources. There are also two working groups under the Valuation Committee, a Securities Fair Value Working Group ("Securities Working Group") and a Derivatives Fair Value Working Group ("Derivatives Working Group"), which include the Heads of Investment Operations and Accounting, as well as other investment, operations, accounting and risk management professionals that meet monthly to review market data trends, pricing and trading statistics and results, and any proposed pricing methodology changes described in more detail in the following paragraphs.

The Company also has an enterprise-wide Operational Risk Management function, led by the Chief Operational Risk Officer, which is responsible for establishing, maintaining and communicating the framework, principles and guidelines of the Company's operational risk management program. This includes model risk management which provides an independent review of the suitability, characteristics and reliability of model inputs as well as, an analysis of significant changes to current models.


BONDS AND STOCKS

The fair values of bonds and stocks in an active and orderly market (e.g. not distressed or forced liquidation) are determined by management after considering the following primary sources of information: quoted prices for identical assets or liabilities, third-party pricing services, independent broker quotations or pricing matrices. Security pricing is applied using a "waterfall" approach whereby publicly available prices are first sought from third-party pricing services, the remaining unpriced securities are submitted to independent brokers for prices, or lastly, securities are priced using a pricing matrix. If none of these pricing sources are available, the Company will estimate fair value utilizing an internal pricing model. Typical inputs used by these pricing methods include, but are not limited to, reported trades, benchmark yields, issuer spreads, bid offers, and/or estimated cash flows, prepayment speeds and default rates. Based on the typical trading volumes and the lack of quoted market prices for bonds, third-party pricing services will normally derive the security prices from recent reported trades for identical or similar securities making adjustments through the reporting date based upon available market observable information as outlined above. If there are no recently reported trades, the third-party pricing services and independent brokers may use matrix or model processes to develop a security price where future cash flow expectations are developed based upon collateral performance and discounted at an estimated market rate. Included in the pricing of asset-backed securities ("ABS") and Residential Mortgage-Backed Securities ("RMBS") are estimates of the rate of future prepayments of principal over the remaining life of the securities. Such estimates are derived based on the characteristics of the underlying structure and prepayment speeds previously experienced at the interest rate levels projected for the underlying collateral. Actual prepayment experience may vary from these estimates.

Prices from third-party pricing services are often unavailable for securities that are rarely traded or are traded only in privately negotiated transactions. As a result, certain securities are priced via independent broker quotations which utilize inputs that may be difficult to corroborate with observable market based data. Additionally, the majority of these independent broker quotations are non-binding.

A pricing matrix is used to price private placement securities for which the Company is unable to obtain a price from a third-party pricing service by discounting the expected future cash flows from the security by a developed market discount rate utilizing current credit spreads. Credit spreads are developed each month using market based data for public securities adjusted for credit spread differentials between public and private securities which are obtained from a survey of multiple private placement brokers. The appropriate credit spreads determined through this survey approach are based upon the issuer's fmancial strength and term to maturity, utilizing an independent public security index and trade information and adjusting for the non-public nature of the securities.

The Securities Working Group performs ongoing analyses of the prices and credit spreads received from third parties to ensure that the prices represent a reasonable estimate of the fair value. This process involves quantitative and qualitative analyses and is overseen by investment and accounting professionals. As a part of these analyses, the Company considers trading volume, new issuance activity and other factors to determine whether the market activity is significantly different than normal activity in an active market, and if so, whether transactions may not be orderly considering the weight of available evidence. If the available evidence indicates that pricing is based upon transactions that are stale or not orderly, the Company places little, if any, weight on the transaction price and will estimate fair value utilizing an internal pricing model. In addition, the Company ensures that prices received from independent brokers represent a reasonable estimate of fair value through the use of internal and external cash flow models developed based on spreads, and when available, market indices. As a result of these analyses, if the Company determines that there is a more appropriate fair value based upon the available market data, the price received from the third party is adjusted accordingly and approved by the Valuation Committee. The Company's internal pricing model utilizes the Company's best estimate of expected future cash flows discounted at a rate of return that a market participant would require. The significant inputs to the model include, but are not limited to, current market inputs, such as credit loss assumptions, estimated prepayment speeds and market risk premiums.

The Company conducts other specific monitoring controls around pricing. Daily analyses identify price changes over 3% for fixed maturities and 5% for equity securities and trade prices that differ over 3% to the current day's price. Weekly analyses identify prices that differ more than 5% from published bond prices of a corporate bond index. Monthly analyses identify price changes over 3%, prices that have not changed and missing prices. Also on a monthly basis, a second source validation is performed on most sectors. Analyses are conducted by a dedicated pricing unit that follows up with trading and investment sector professionals and challenges prices with vendors when the estimated assumptions used differs from what the Company feels a market participant would use. Any changes from the identified pricing source are verified by further confirmation of assumptions used. Examples of other procedures performed include, but are not limited to, initial and ongoing review of third-party pricing services' methodologies, review of pricing statistics and trends and back testing recent trades.

The Company has analyzed the third-party pricing services' valuation methodologies and related inputs, and has also evaluated the various types of securities in its investment portfolio to determine an appropriate fair value hierarchy level based upon trading activity and the observability of market inputs. Most prices provided by third-party pricing services are classified into Level 2 because the inputs used in pricing the securities are market observable. Due to a general lack of transparency in the process that brokers use to develop prices, most valuations that are based on brokers' prices are classified as Level 3. Some valuations may be classified as Level 2 if the price can be corroborated with observable market data.

DERIVATIVE INSTRUMENTS

Derivative instruments are fair valued using pricing valuation models for OTC derivatives that utilize independent market data inputs, quoted market prices for exchange-traded derivatives and OTC-cleared transactions, or independent broker quotations. As of December 31, 2014 and 2013, 92% and 98%, respectively, of derivatives, based upon notional values, were priced by valuation models or quoted market prices. The remaining derivatives were priced by broker quotations.

The Derivatives Working Group performs ongoing analyses of the valuations, assumptions, and methodologies used to ensure that the prices represent a reasonable estimate of the fair value. The Company performs various controls on derivative valuations which include both quantitative and qualitative analyses. Analyses are conducted by a dedicated derivative pricing team that works directly with investment sector professionals to analyze impacts of changes in the market environment and investigate variances. There is a monthly analysis to identify market value changes greater than pre-defined thresholds, stale prices, missing prices and zero prices. Also on a monthly basis, a second source validation, typically to broker quotations, is performed for certain of the more complex derivatives, as well as for any existing deals with a market value greater than $10,000,000 and all new deals during the month. In addition, on a daily basis, market valuations are compared to counterparty valuations for OTC derivatives. A model validation review is performed on any new models, which typically includes detailed documentation and validation to a second source. The model validation documentation and results of validation are presented to the Valuation Committee for approval. There is a monthly control to review changes in pricing sources to ensure that new models are not moved to production until formally approved.

The Company utilizes derivative instruments to manage the risk associated with certain assets and liabilities. However, the derivative instrument may not be classified with the same fair value hierarchy level as the associated assets and liabilities. Therefore the realized and unrealized gains and losses on derivatives reported in Level 3 may not reflect the offsetting impact of the realized and unrealized gains and losses of the associated assets and liabilities.


VALUATION TECHNIQUES AND INPUTS FOR INVESTMENTS

Generally, the Company determines the estimated fair values of its bonds and stocks using the market approach. The income approach is used for securities priced using a pricing matrix, as well as for derivative instruments. For Level 1 investments, valuations are based on observable inputs that reflect quoted prices for identical assets in active markets that the Company has the ability to access at the measurement date.

For most of the Company's debt securities, the following inputs are typically used in the Company's pricing matrices: reported trades, benchmark yields, bids and/or estimated cash flows. Inputs also include issuer spreads, which may consider credit default swaps. Derivative instruments are valued using mid-market inputs that are predominantly observable in the market.

A description of additional inputs used in the Company's Level 2 and Level 3 measurements are listed below:

Level 2 The fair values of most of the Company's Level 2 investments are determined by management after considering prices received from third-party pricing services. These investments include most bonds and preferred stocks.

         ABS, CDOs, CMBS and RMBS -- Primary inputs also include monthly payment information, collateral performance, which varies by vintage year and includes delinquency rates, collateral valuation loss severity rates, collateral refinancing assumptions, credit default swap indices and for ABS and RMBS, estimated prepayment rates.

         Credit derivatives -- Primary inputs include the swap yield curve and credit default swap curves.

         Foreign exchange derivatives -- Primary inputs include the swap yield curve, currency spot and forward rates, and cross currency basis curves.

         Interest rate derivatives -- Primary input is the swap yield curve.

Level 3 Most of the Company's securities classified as Level 3 include less liquid securities such as lower quality ABS, CMBS, commercial real estate ("CRE") CDOs and RMBS primarily backed by sub-prime loans. Securities included in level 3 are primarily value based on broker prices or broker spreads, without adjustments. Primary inputs for non-broker priced investments, including structured securities, are consistent with the typical inputs used in Level 2 measurements noted above, but are Level 3 due to their less liquid markets. Also included in Level 3 are certain derivative instruments that either have significant unobservable inputs or are valued based on broker quotations. Significant inputs for these derivative contracts primarily include the typical inputs used in the Level 1 and Level 2 measurements noted above, but also may include the following:


SEPARATE ACCOUNT ASSETS

Separate Account assets are primarily invested in mutual funds but also have investments in bonds and stocks. Separate Account investments are valued in the same manner, and using the same pricing sources and inputs, as the bonds and stocks held in the General Account of the Company.

SIGNIFICANT UNOBSERVABLE INPUTS FOR LEVEL 3 ASSETS MEASURED AT FAIR VALUES

The following tables present information about significant unobservable inputs used in Level 3 assets measured at fair value. The tables exclude securities such as ABS and CRE CDOs for which fair values are predominately based on broker quotations.

(Amounts in thousands)                              December 31, 2014
----------------------------  --------------------------------------------------------------

                                              Predominant        Significant
Assets accounted for at fair                   Valuation        Unobservable
value on a recurring basis    Fair Value        Method              Input        Minimum (1)
----------------------------  ----------   ---------------  -----------------   ------------
   CMBS                                                               Spread
                                                                (encompasses
                                                                 prepayment,
                                              Discounted    default risk and
                                 $ 61         cash flows       loss severity)      125bps

(Amounts in thousands)                     December 31, 2014
----------------------------  --------------------------------------------
                                                               Impact of
                                                              Increase in
Assets accounted for at fair                    Weighted     Input on Fair
value on a recurring basis     Maximum (1)     Average (2)     Value (3)
----------------------------  -------------   ------------   -------------
   CMBS



                                  150bps         148bps         Decrease

(1)  Basis points (bps).
(2) The weighted average is determined based on the fair value of the securities.
(3) Conversely, the impact of a decrease in input would have the opposite impact to the fair value as that presented in the table above.

(Amounts in thousands)                              December 31, 2013
----------------------------  --------------------------------------------------------------

                                              Predominant        Significant
Assets accounted for at fair                   Valuation        Unobservable
value on a recurring basis    Fair Value        Method              Input        Minimum (1)
----------------------------  ----------   ---------------  -----------------   ------------
   CMBS                                                               Spread
                                                                (encompasses
                                                                 prepayment,
                                              Discounted    default risk and
                                 $ 62         cash flows       loss severity)      150bps

(Amounts in thousands)                     December 31, 2013
----------------------------  --------------------------------------------
                                                               Impact of
                                                              Increase in
Assets accounted for at fair                    Weighted     Input on Fair
value on a recurring basis     Maximum (1)     Average (2)     Value (3)
----------------------------  -------------   ------------   -------------
   CMBS



                                  350bps         279bps         Decrease

(1)  Basis points (bps).
(2) The weighted average is determined based on the fair value of the securities.
(3) Conversely, the impact of a decrease in input would have the opposite impact to the fair value as that presented in the table above.

(Amounts in thousands)                            December 31, 2014
-------------------------------  ----------------------------------------------------

                                                   Predominant         Significant
                                                    Valuation         Unobservable
Free Standing Derivatives        Fair Value          Method               Input
-------------------------------  ----------     ---------------     -----------------
    Interest rate derivatives
       Interest rate swaptions                                          Interest rate
                                 $      686        Option model            volatility
    GMWB hedging instruments
       Equity options                50,963        Option model     Equity volatility
       Customized swaps                              Discounted
                                     74,036          cash flows     Equity volatility
    Macro hedge program
       Equity options               140,574        Option model     Equity volatility

(Amounts in thousands)                         December 31, 2014
-------------------------------  ---------------------------------------------
                                                                   Impact of
                                                                  Increase in
                                                                 Input on Fair
Free Standing Derivatives          Minimum         Maximum         Value (1)
-------------------------------  ----------     -----------     --------------
    Interest rate derivatives
       Interest rate swaptions
                                       1%             1%           Increase
    GMWB hedging instruments
       Equity options                 22%            34%           Increase
       Customized swaps
                                      10%            40%           Increase
    Macro hedge program
       Equity options                 27%            28%           Increase

(1) The impact of a decrease in input would have the opposite impact to the fair value as that presented in the table. Changes are based on long positions, unless otherwise noted. Changes in fair value will be inversely impacted for short positions.

(Amounts in thousands)                                                        December 31, 2013
---------------------------              ------------------------------------------------------------------------------------------
                                                                                                                        Impact of
                                                         Predominant        Significant                                Increase in
                                                          Valuation        Unobservable                               Input on Fair
Free Standing Derivatives                Fair Value        Method              Input         Minimum       Maximum      Value (1)
---------------------------              ----------    --------------  -----------------    ---------    ---------    -------------
   GMWB hedging instruments
      Equity options                      $  53,998     Option model   Equity volatility        21%          29%        Increase
      Customized swaps                       50,731       Discounted
                                                          cash flows   Equity volatility        10%          10%        Increase
   Macro hedge program
      Equity options                        139,322     Option model   Equity volatility        24%          36%        Increase

(1) The impact of a decrease in input would have the opposite impact to the fair value as that presented in the table. Changes are based on long positions, unless otherwise noted. Changes in fair value will be inversely impacted for short positions.

Securities and derivatives for which the Company bases fair value on broker quotations predominately include ABS, CDOs, corporate bonds, fixed maturities, and certain credit derivatives. Due to the lack of transparency in the process brokers use to develop prices for these investments, the Company does not have access to the significant unobservable inputs brokers use to price these securities and derivatives. The Company believes however, the types of inputs brokers may use would likely be similar to those used to price securities and derivatives for which inputs are available to the Company, and therefore may include, but not be limited to, loss severity rates, constant prepayment rates, constant default rates and credit spreads. Therefore, similar to non-broker priced securities and derivatives, generally, increases in these inputs would cause fair values to decrease. For the years ended December 31, 2014 and 2013, no significant adjustments were made by the Company to broker prices received.


ASSETS AND LIABILITIES MEASURED AT FAIR VALUE USING SIGNIFICANT UNOBSERVABLE INPUTS (LEVEL 3)

The tables below provides a roll-forward of financial instruments measured at fair value using significant unobservable inputs (Level 3) for the years ended December 31, 2014 and 2013:

                                                                              Total Realized/
                                                                             Unrealized Gains
                                  Fair Value     Transfers    Transfers    (Losses) Included in:
                                                                          -----------------------
                                     as of         into        out of         Net                   Purchases/    Sales/
(Amounts in thousands)           Jan. 1, 2014   Level 3 (2)  Level 3 (2)  Income (1)    Surplus      Increases   Decreases
-------------------------------  ------------  ------------  -----------  ----------  -----------  -----------  ----------
Assets
All other corporate bonds         $       --      $  --       $      --     $   (4)   $        2    $       2      $ --
All other corporate
  bonds -- asset-backed                   62         65             (37)       (19)           69           --        --
Common stocks --
  unaffiliated                           337         --              --       (147)           --           --        --
                                 ------------  ------------  -----------  ----------  -----------  -----------  ----------
         TOTAL BONDS AND STOCKS          399         65             (37)      (170)           71            2        --
                                 ------------  ------------  -----------  ----------  -----------  -----------  ----------
Derivatives
  Credit derivatives                      --         --              --         --            10         (904)       --
  Equity derivatives                      --         --              --         --         2,340           --        --
  Interest rate derivatives               --         --              --         --          (500)       1,186        --
  Foreign exchange derivatives            --         39              --         --            --           --        --
  GMWB hedging instruments           104,729         --          21,630         --       (12,146)       5,095        --
  U.S. macro hedge program           139,322         --              --         --       (11,126)      12,378        --
  International hedging program      (17,464)        --           3,362         --          (776)          --        --
                                 ------------  ------------  -----------  ----------  -----------  -----------  ----------
          TOTAL DERIVATIVES (3)      226,587         39          24,992         --       (22,198)      17,755        --
                                 ------------  ------------  -----------  ----------  -----------  -----------  ----------
                   TOTAL ASSETS   $  226,986      $ 104       $  24,955     $ (170)   $  (22,127)   $  17,757      $ --
                                 ------------  ------------  -----------  ----------  -----------  -----------  ----------



                                                 Fair Value

                                                    as of
(Amounts in thousands)            Settlements   Dec. 31, 2014
-------------------------------  ------------  --------------
Assets
All other corporate bonds          $      --     $        --
All other corporate
  bonds -- asset-backed                  (79)             61
Common stocks --
  unaffiliated                            --             190
                                 ------------  --------------
         TOTAL BONDS AND STOCKS          (79)            251
                                 ------------  --------------
Derivatives
  Credit derivatives                      --            (894)
  Equity derivatives                      --           2,340
  Interest rate derivatives               --             686
  Foreign exchange derivatives            --              39
  GMWB hedging instruments             5,691         124,999
  U.S. macro hedge program                --         140,574
  International hedging program       14,878              --
                                 ------------  --------------
          TOTAL DERIVATIVES (3)       20,569         267,744
                                 ------------  --------------
                   TOTAL ASSETS    $  20,490     $   267,995
                                 ------------  --------------

(1) All amounts in this column are reported in net realized capital gains (losses). All amounts are before income taxes.
(2) Transfers in and/or (out) of Level 3 are primarily attributable to changes in the availability of market observable information and changes to the bond and stock carrying value based on the lower of cost and market requirement.
(3) Derivative instruments are reported in this table on a net basis for asset/(liability) positions.

                                                                               Total Realized/
                                                                              Unrealized Gains
                                  Fair Value     Transfers     Transfers    (Losses) Included in:
                                                                           ----------------------
                                     as of         into         out of          Net                 Purchases/    Sales/
(Amounts in thousands)           Jan. 1, 2013   Level 3 (2)   Level 3 (2)   Income (1)   Surplus     Increases   Decreases
-------------------------------  ------------  ------------  ------------  ------------  -------   -----------  ----------
Assets
All other corporate bonds --
  asset-backed                    $    2,418      $  36        $  (439)    $    (1,354)  $ 1,514     $     --    $ (1,947)
Common stocks -- unaffiliated              4         --             --            (573)      112          794          --
                                 ------------  ------------  ------------  ------------  -------   -----------  ----------
         TOTAL BONDS AND STOCKS        2,422         36           (439)         (1,927)    1,626          794      (1,947)
                                 ------------  ------------  ------------  ------------  -------   -----------  ----------
Derivatives
  Credit derivatives                      --         --             --              30        --           --          --
  Equity derivatives                   2,270         --             --             493        --           --          --
  GMWB hedging instruments           409,516         --             --        (307,967)       --           --          --
  U.S. macro hedge program           285,785         --             --        (192,164)       --       45,701          --
  International hedging program      (60,424)        --             --          (8,139)       --           --          --
                                 ------------  ------------  ------------  ------------  -------   -----------  ----------
          TOTAL DERIVATIVES (3)   $  637,147      $  --        $    --     $  (507,747)  $    --     $ 45,701    $     --
                                 ------------  ------------  ------------  ------------  -------   -----------  ----------



                                                 Fair Value

                                                    as of
(Amounts in thousands)            Settlements   Dec. 31, 2013
-------------------------------  ------------  --------------
Assets
All other corporate bonds --
  asset-backed                     $    (166)    $       62
Common stocks -- unaffiliated             --            337
                                 ------------  --------------
         TOTAL BONDS AND STOCKS         (166)           399
                                 ------------  --------------
Derivatives
  Credit derivatives                     (30)            --
  Equity derivatives                  (2,763)            --
  GMWB hedging instruments             3,180        104,729
  U.S. macro hedge program                --        139,322
  International hedging program       51,099        (17,464)
                                 ------------  --------------
          TOTAL DERIVATIVES (3)    $  51,486     $  226,587
                                 ------------  --------------

(1) All amounts in this column are reported in net realized capital gains (losses). All amounts are before income taxes.
(2) Transfers in and/or (out) of Level 3 are primarily attributable to changes in the availability of market observable information and changes to the bond and stock carrying value based on the lower of cost and market requirement.
(3) Derivative instruments are reported in this table on a net basis for asset/(liability) positions.

FAIR VALUES FOR ALL FINANCIAL INSTRUMENTS BY LEVELS 1, 2 AND 3

The tables below reflects the fair values and admitted values of all admitted assets and liabilities that are financial instruments excluding those accounted for under the equity method (subsidiaries, joint ventures and partnerships). The fair values are also categorized into the three-level fair value hierarchy.

(Amounts in thousands)                                            December 31, 2014
--------------------------------------------  --------------------------------------------------------


                                                  Aggregate           Admitted
Type of Financial Instrument                     Fair Value             Value             (Level 1)
--------------------------------------------  -----------------   -----------------   ----------------
ASSETS
    Bonds and short-term investments --
      unaffiliated                            $      6,484,270    $      6,164,327    $        65,487
    Preferred stocks -- unaffiliated                     2,788               2,728                 --
    Common stocks -- unaffiliated                      379,606             379,606            379,416
    Mortgage loans on real estate                      654,290             630,597                 --
    Derivative related assets                           11,310             438,078                 --
    Contract loans                                     111,304             111,304                 --
    Surplus debentures                                  15,010              12,965                 --
    Low-income housing tax credits ("LIHTC")               984                 984                 --
    Separate Account assets (1)                     38,142,920          38,142,920         38,142,920
                                              -----------------   -----------------   ----------------
                                TOTAL ASSETS  $     45,802,482    $     45,883,509    $    38,587,823
                                              -----------------   -----------------   ----------------
LIABILITIES
    Liability for deposit-type contracts      $     (1,172,348)   $     (1,172,348)   $            --
    Derivative related liabilities                    (138,776)           (138,488)                --
    Separate Account liabilities                   (38,142,920)        (38,142,920)       (38,142,920)
                                              -----------------   -----------------   ----------------
                           TOTAL LIABILITIES  $    (39,454,044)   $    (39,453,756)   $   (38,142,920)
                                              -----------------   -----------------   ----------------

(Amounts in thousands)                                        December 31, 2014
--------------------------------------------  ------------------------------------------------
                                                                                       Not
                                                                                   Practicable
                                                                                    (Carrying
Type of Financial Instrument                    (Level 2)         (Level 3)          Value)
--------------------------------------------  --------------   ---------------    ------------
ASSETS
    Bonds and short-term investments --
      unaffiliated                            $   6,041,183    $      377,600        $  --
    Preferred stocks -- unaffiliated                  2,788                --           --
    Common stocks -- unaffiliated                        --               190           --
    Mortgage loans on real estate                        --           654,290           --
    Derivative related assets                      (323,010)          334,320           --
    Contract loans                                       --           111,304           --
    Surplus debentures                               15,010                --           --
    Low-income housing tax credits ("LIHTC")             --               984           --
    Separate Account assets (1)                          --                --           --
                                              --------------   ---------------    ------------
                                TOTAL ASSETS  $   5,735,971    $    1,478,688        $  --
                                              --------------   ---------------    ------------
LIABILITIES
    Liability for deposit-type contracts      $          --    $   (1,172,348)       $  --
    Derivative related liabilities                  (72,008)          (66,768)          --
    Separate Account liabilities                         --                --           --
                                              --------------   ---------------    ------------
                           TOTAL LIABILITIES  $     (72,008)   $   (1,239,116)       $  --
                                              --------------   ---------------    ------------

(1) Excludes approximately $19.8 million, at December 31, 2014, of investment sales receivable net of investment purchases payable that are not subject to SSAP No. 100.

(Amounts in thousands)                                        December 31, 2013
----------------------------------------  --------------------------------------------------------


                                              Aggregate           Admitted
Type of Financial Instrument                 Fair Value             Value             (Level 1)
----------------------------------------  -----------------   -----------------   ----------------
    Bonds and short-term investments --
      unaffiliated                        $      6,321,620    $      6,194,159    $       388,731
    Bonds -- affiliated                          1,301,696           1,234,312                 --
    Preferred stocks -- unaffiliated                 2,708               2,807                 --
    Common stocks -- unaffiliated                   85,376              85,376             85,039
    Mortgage loans on real estate                  752,088             748,645                 --
    Derivative related assets                      385,557             733,869                 --
    Contract loans                                 119,039             113,618                 --
    Surplus debentures                              13,249              13,021                 --
    LIHTC                                            1,124               1,124                 --
    Separate Account assets (1)                 44,195,129          44,195,129         44,195,129
                                          -----------------   -----------------   ----------------
                            TOTAL ASSETS  $     53,177,586    $     53,322,060    $    44,668,899
                                          -----------------   -----------------   ----------------
LIABILITIES
    Liability for deposit-type contracts  $     (1,359,150)   $     (1,359,150)   $            --
    Derivative related liabilities                (513,071)           (513,268)                --
    Separate Account liabilities               (44,195,129)        (44,195,129)       (44,195,129)
                                          -----------------   -----------------   ----------------
                       TOTAL LIABILITIES  $    (46,067,350)   $    (46,067,547)   $   (44,195,129)
                                          -----------------   -----------------   ----------------

(Amounts in thousands)                                    December 31, 2013
----------------------------------------  ------------------------------------------------
                                                                                   Not
                                                                               Practicable
                                                                                (Carrying
Type of Financial Instrument                (Level 2)         (Level 3)          Value)
----------------------------------------  --------------   ---------------    ------------
    Bonds and short-term investments --
      unaffiliated                        $   5,554,152    $      378,737        $  --
    Bonds -- affiliated                              --         1,301,696           --
    Preferred stocks -- unaffiliated              2,708                --           --
    Common stocks -- unaffiliated                    --               337           --
    Mortgage loans on real estate                    --           752,088           --
    Derivative related assets                    18,625           366,932           --
    Contract loans                                   --           119,039           --
    Surplus debentures                           13,249                --           --
    LIHTC                                            --             1,124           --
    Separate Account assets (1)                      --                --           --
                                          --------------   ---------------    ------------
                            TOTAL ASSETS  $   5,588,734    $    2,919,953        $  --
                                          --------------   ---------------    ------------
LIABILITIES
    Liability for deposit-type contracts  $          --    $   (1,359,150)       $  --
    Derivative related liabilities             (372,726)         (140,345)          --
    Separate Account liabilities                     --                --           --
                                          --------------   ---------------    ------------
                       TOTAL LIABILITIES  $    (372,726)   $   (1,499,495)       $  --
                                          --------------   ---------------    ------------

(1) Excludes approximately $21.1 million, at December 31, 2013, of investment sales receivable net of investment purchases payable that are not subject to SSAP No. 100.

The valuation methodologies used to determine the fair values of bonds, stocks and derivatives are described in the above Fair Value Measurements section of this note.

The amortized cost of short-term investments approximates fair value.

Fair values for mortgage loans on real estate were estimated using discounted cash flow calculations based on current lending rates for similar type loans. Current lending rates reflect changes in credit spreads and the remaining terms of the loans.

The carrying amounts of the liability for deposit-type contracts and Separate Account liabilities approximate their fair values.

During the second quarter of 2014, the Company changed the valuation technique used to estimate the fair values of contract loans. The fair values of contract loans were determined using current loan coupon rates which reflect the current rates available under the contracts. As a result, the fair values approximate the carrying value of the contract loans. Prior to the second quarter of 2014, the fair values of contract loans were estimated by utilizing discounted cash flow calculations using U.S. Treasury interest rates based on the loan durations.

At December 31, 2014 and 2013 the Company had no investments where it was not practicable to estimate fair value.


5.     INCOME TAXES

A. THE COMPONENTS OF THE NET DEFERRED TAX ASSET/(DEFERRED TAX LIABILITY) ("DTA"/"(DIL)") AT PERIOD END AND THE CHANGE IN THOSE COMPONENTS ARE AS
FOLLOWS:

                                                                                               2014
                                                                        --------------------------------------------------
                                                                            Ordinary          Capital           Total
                                                                        ----------------   ------------   ----------------
1  (a) Gross DTA                                                        $  1,171,398,945   $ 67,862,097   $  1,239,261,042
   (b) Statutory valuation allowance adjustments                                      --             --                 --
   (c) Adjusted gross DTA                                                  1,171,398,945     67,862,097      1,239,261,042
   (d) Deferred tax assets nonadmitted                                       597,093,850     40,931,560        638,025,410
   (e) Subtotal net admitted deferred tax assets                             574,305,095     26,930,537        601,235,632
   (f) Deferred tax liabilities                                              310,358,917     22,315,206        332,674,123
                                                                        ----------------   ------------   ----------------
   (g) Net admitted deferred tax asset/(net deferred tax liability)     $    263,946,178   $  4,615,331   $    268,561,509
                                                                        ----------------   ------------   ----------------

                                                                                                   2014
                                                                            --------------------------------------------------
                                                                               Ordinary            Capital           Total
                                                                            -----------------  -------------    --------------
2  Admission Calculation Components SSAP No. 101:
   (a) Federal income taxes paid in prior years recoverable by
       carrybacks                                                           $           --     $          --    $           --
   (b) Adjusted gross DTA expected to be realized                              263,946,178         4,615,331       268,561,509
       (1) DTA's expected to be realized after the balance sheet date          263,946,178         4,615,331       268,561,509
       (2) DTA's allowed per limitation threshold                                      XXX               XXX       469,257,707
   (c) DTA's offset against DTLs                                               310,358,917        22,315,206       332,674,123
                                                                            -----------------  -------------    --------------
   (d) DTA's admitted as a result of application of SSAP No. 101            $  574,305,095     $  26,930,537    $  601,235,632
                                                                            -----------------  -------------    --------------
3  (a) Ratio % used to determine recovery period and threshold
       limitation                                                                    3,233%
   (b) Adjusted capital and surplus used to determine 2(b) thresholds        3,128,384,713

                                                                                                         2014
                                                                                           -----------------------------------
                                                                                               Ordinary           Capital
                                                                                           ------------------  ---------------
4  Impact of Tax Planning Strategies:
   (a) Determination of adjusted gross DTA and net admitted DTA, by tax character as a %.
      (1) Adjusted gross DTAs amount from Note 5A1c                                        $  1,171,398,945    $  67,862,097
      (2) % of net admitted adjusted gross DTAs by tax character attributable to the
          impact of tax planning strategies                                                               0%               0%
      (3) Net admitted adj. gross DTAs amount from Note 5A1e                                    574,305,095       26,930,537
      (4) % of net admitted adjusted gross DTAs by tax character admitted because of
          the impact of planning strategies                                                             125%               4%
   (b) Do the tax planning strategies include the use of reinsurance?                                   Yes          No    X

                                                                                               2013
                                                                        --------------------------------------------------
                                                                            Ordinary          Capital           Total
                                                                        ----------------   ------------   ----------------
1  (a) Gross DTA                                                        $  1,816,821,763   $ 45,135,301   $  1,861,957,064
   (b) Statutory valuation allowance adjustments                                      --             --                 --
   (c) Adjusted gross DTA                                                  1,816,821,763     45,135,301      1,861,957,064
   (d) Deferred tax assets nonadmitted                                       893,221,093     22,661,104        915,882,197
   (e) Subtotal net admitted deferred tax assets                             923,600,670     22,474,197        946,074,867
   (f) Deferred tax liabilities                                              684,435,670     15,464,197        699,899,867
                                                                        ----------------   ------------   ----------------
   (g) Net admitted deferred tax asset/(net deferred tax liability)     $    239,165,000   $  7,010,000   $    246,175,000
                                                                        ----------------   ------------   ----------------


                                                                                                   2013
                                                                            --------------------------------------------------
                                                                               Ordinary            Capital           Total
                                                                            -----------------  -------------    --------------
2  Admission Calculation Components SSAP No. 101:
   (a) Federal income taxes paid in prior years recoverable by
       carrybacks                                                           $           --     $          --    $           --
   (b) Adjusted gross DTA expected to be realized                              239,165,000         7,010,000       246,175,000
       (1) DTA's expected to be realized after the balance sheet date          239,165,000         7,010,000       246,175,000
       (2) DTA's allowed per limitation threshold                                      XXX               XXX       425,164,869
   (c) DTA's offset against DTLs                                               684,435,670        15,464,197       699,899,867
                                                                            -----------------  -------------    --------------
   (d) DTA's admitted as a result of application of SSAP No. 101            $  923,600,670     $  22,474,197    $  946,074,867
                                                                            -----------------  -------------    --------------
3  (a) Ratio % used to determine recovery period and threshold
       limitation                                                                    3,349%
   (b) Adjusted capital and surplus used to determine 2(b) thresholds        2,834,432,460

                                                                                                         2013
                                                                                           -----------------------------------
                                                                                               Ordinary           Capital
                                                                                           ------------------  ---------------
4  Impact of Tax Planning Strategies:
   (a) Determination of adjusted gross DTA and net admitted DTA, by tax character as a %.
      (1) Adjusted gross DTAs amount from Note 5A1c                                        $  1,816,821,763    $  45,135,301
      (2) % of net admitted adjusted gross DTAs by tax character attributable to the
          impact of tax planning strategies                                                               0%               0%
      (3) Net admitted adj. gross DTAs amount from Note 5A1e                                    923,600,670       22,474,197
      (4) % of net admitted adjusted gross DTAs by tax character admitted because of
          the impact of planning strategies                                                              32%               4%
   (b) Do the tax planning strategies include the use of reinsurance?                                   Yes          No    X

                                                                                          Change During 2014
                                                                          ---------------------------------------------------
                                                                             Ordinary           Capital            Total
                                                                          ----------------   -------------   ----------------
1  (a) Gross DTA                                                          $  (645,422,818)   $ 22,726,796    $  (622,696,022)
   (b) Statutory valuation allowance adjustments                                       --              --                 --
   (c) Adjusted gross DTA                                                    (645,422,818)     22,726,796       (622,696,022)
   (d) Deferred tax assets nonadmitted                                       (296,127,243)     18,270,456       (277,856,787)
   (e) Subtotal net admitted deferred tax assets                             (349,295,575)      4,456,340       (344,839,235)
   (f) Deferred tax liabilities                                              (374,076,753)      6,851,009       (367,225,744)
                                                                          ----------------   -------------   ----------------
   (g) Net admitted deferred tax asset/(net deferred tax liability)       $    24,781,178    $ (2,394,669)   $    22,386,509
                                                                          ----------------   -------------   ----------------

                                                                                           Change During 2014
                                                                          -----------------------------------------------------
                                                                              Ordinary            Capital            Total
                                                                          -------------------  -------------    ---------------
2  Admission Calculation Components SSAP No. 101:
   (a) Federal income taxes paid in prior years recoverable by
       carrybacks                                                         $             --     $         --     $           --
   (b) Adjusted gross DTA expected to be realized                               24,781,178       (2,394,669)        22,386,509
       (1) DTA's expected to be realized after the balance sheet date           24,781,178       (2,394,669)        22,386,509
       (2) DTA's allowed per limitation threshold                                      XXX              XXX         44,092,838
   (c) DTA's offset against DTLs                                              (374,076,753)       6,851,009       (367,225,744)
                                                                          -------------------  -------------    ---------------
   (d) DTA's admitted as a result of application of SSAP No. 101          $   (349,295,575)    $  4,456,340     $ (344,839,235)
                                                                          -------------------  -------------    ---------------
3  (a) Ratio % used to determine recovery period and threshold
       limitation                                                                     (116)%
   (b) Adjusted capital and surplus used to determine 2(b) thresholds          293,952,253


                                                                                                    Change During 2014
                                                                                              ----------------------------------
                                                                                                 Ordinary           Capital
                                                                                              -----------------  ---------------
4 Impact of Tax Planning Strategies:
   (a) Determination of adjusted gross DTA and net admitted DTA, by tax character as a %.
       (1) Adjusted gross DTAs amount from Note 5A1c                                          $  (645,422,818)   $  22,726,796
       (2) % of net admitted adjusted gross DTAs by tax character attributable to the
          impact of tax planning strategies                                                                 0%               0%
       (3) Net admitted adj. gross DTAs amount from Note 5A1e                                    (349,295,575)       4,456,340
       (4) % of net admitted adjusted gross DTAs by tax character admitted because of
          the impact of planning strategies                                                                93%               0%
B. DTLs are not recognized for the following amounts:

    Not Applicable.

C. Significant Components of Income Taxes Incurred
    1. The components of current income tax (benefit)/expense are as follows:

                                                                             2014              2013            Change
                                                                        ---------------   ---------------   --------------
   (a) Federal                                                          $ (294,390,300)   $ (220,692,418)   $ (73,697,882)
   (b) Foreign                                                                      --                --               --
   (c) Subtotal                                                           (294,390,300)     (220,692,418)     (73,697,882)
   (d) Federal income tax on net capital gains                             (18,803,650)      (96,017,136)      77,213,486
   (e) Utilization of capital loss carryforwards                                    --                --               --
   (f) Other                                                                        --                --               --
                                                                        ---------------   ---------------   --------------
   (g) Federal and foreign income taxes incurred                        $ (313,193,950)   $ (316,709,554)   $   3,515,604
                                                                        ---------------   ---------------   --------------

2. The main components of the period end deferred tax amounts and the change in those components are as follows:


                                                                        2014              2013             Change
                                                                  ----------------  ---------------   -----------------
DTA: ORDINARY
   Reserves                                                       $       796,635   $   112,946,867   $   (112,150,232)
   Tax deferred acquisition costs                                      63,961,807        76,431,496        (12,469,689)
   Employee benefits                                                   12,443,198         5,030,426          7,412,772
   Bonds and other investments                                        192,740,509     1,194,813,620     (1,002,073,111)
   NOL/Min tax credit/Foreign tax credits                             890,593,141       407,162,725        483,430,416
   Other                                                               10,863,655        20,436,629         (9,572,974)
                                                                  ----------------  ---------------   -----------------
     Subtotal: DTA Ordinary                                         1,171,398,945     1,816,821,763       (645,422,818)
     Ordinary statutory valuation allowance                                    --                --                 --
                                                                  ----------------  ---------------   -----------------
     Total adjusted gross ordinary DTA                              1,171,398,945     1,816,821,763       (645,422,818)
     Nonadmitted ordinary DTA                                         597,093,850       893,221,093       (296,127,243)
                                                                  ----------------  ---------------   -----------------
     Admitted ordinary DTA                                            574,305,095       923,600,670       (349,295,575)
                                                                  ----------------  ---------------   -----------------
DTA: CAPITAL
   Bonds and other investments                                         67,862,097        45,135,301         22,726,796
                                                                  ----------------  ---------------   -----------------
     Subtotal: DTA Capital                                             67,862,097        45,135,301         22,726,796
     Capital statutory valuation allowance                                     --                --                 --
                                                                  ----------------  ---------------   -----------------
     Total adjusted gross capital DTA                                  67,862,097        45,135,301         22,726,796
     Nonadmitted capital DTA                                           40,931,560        22,661,104         18,270,456
                                                                  ----------------  ---------------   -----------------
     Admitted capital DTA                                              26,930,537        22,474,197          4,456,340
                                                                  ----------------  ---------------   -----------------
                                              TOTAL ADMITTED DTA  $   601,235,632   $   946,074,867   $   (344,839,235)
                                                                  ================  ===============   =================



                                                                           2014               2013              Change
                                                                      ---------------   ----------------   -----------------
DTL: ORDINARY
     Bonds and other investments                                      $   282,678,237   $    564,175,000   $   (281,496,763)
     Deferred and uncollected                                                 113,561            132,244            (18,683)
     Reserves                                                              16,574,193        109,955,305        (93,381,112)
     Other                                                                 10,992,926         10,173,121            819,805
                                                                      ---------------   ----------------   -----------------
       Gross DTL Ordinary                                                 310,358,917        684,435,670       (374,076,753)
                                                                      ---------------   ----------------   -----------------
DTL: CAPITAL
     Investment related                                                    22,315,206         15,464,197          6,851,009
                                                                      ---------------   ----------------   -----------------
       Gross DTL Capital                                                   22,315,206         15,464,197          6,851,009
                                                                      ---------------   ----------------   -----------------
                                                         TOTAL DTL    $   332,674,123   $    699,899,867   $   (367,225,744)
                                                                      ===============   ================   =================
                                            NET ADJUSTED DTAI(DTL)    $   268,561,509   $    246,175,000   $     22,386,509
                                                                      ===============   ================   =================
Adjust for the change in deferred tax on unrealized gains/losses                                                134,160,708
Adjust for the stock compensation transfer                                                                        1,259,754
Adjust for the change in nonadmitted deferred tax                                                              (277,856,787)
Other adjustments                                                                                                  (120,521)
                                                                                                           -----------------
Adjusted change in net deferred Income Tax                                                                 $   (120,170,337)
                                                                                                           =================


D.    Reconciliation of federal income tax rate to actual effective rate:

The sum of the income tax incurred and the change in the DTA/DTL is different from the result obtained by applying the statutory federal income tax rate to the pretax income. The significant items causing this difference are as follows:

                                                    2014                            2013
                                      -------------------------------  -----------------------------

                                                        % of Pre-tax                    % of Pre-tax
                                                           income                          income
                                        Tax effect     $(217,990,004)    Tax effect     $417,530,035
                                      ---------------  --------------  ---------------  ------------
Statutory tax -- 35%                  $  (76,296,501)        35.00%    $  146,135,512       35.00%
Tax preferred investments                (66,000,000)        30.28%       (81,000,000)     (19.40)%
Affiliated dividends                              --          0.00%                --        0.00%
Interest maintenance reserve             (19,633,778)         9.01%                --        0.00%
Amortization of inception gain           (26,758,068)        12.27%                --        0.00%
All other                                 (4,335,266)         1.99%        (6,590,231)      (1.58)%
                                      ---------------  --------------  ---------------  ------------
          TOTAL STATUTORY INCOME TAX  $ (193,023,613)        88.55%    $   58,545,281       14.02%
                                      ===============  ==============  ===============  ============
Federal and foreign income taxes
   incurred                           $ (313,193,950)       143.68%    $ (316,709,554)     (75.85)%
Change in net deferred income taxes      120,170,337        (55.13)%      375,254,835       89.87%
                                      ---------------  --------------  ---------------  ------------
          TOTAL STATUTORY INCOME TAX  $ (193,023,613)        88.55%    $   58,545,281       14.02%
                                      ===============  ==============  ===============  ============

                                                    2012
                                      -------------------------------

                                                        % of Pre-tax
                                                           income
                                        Tax effect     $1,061,415,077
                                      ---------------  --------------
Statutory tax -- 35%                   $ 371,495,277        35.00%
Tax preferred investments                (89,000,000)       (8.39)%
Affiliated dividends                     (12,600,000)       (1.19)%
Interest maintenance reserve                      --           --%
Amortization of inception gain                    --           --%
All other                                  7,386,380         0.70%
                                      ---------------  --------------
          TOTAL STATUTORY INCOME TAX   $ 277,281,657        26.12%
                                      ===============  ==============
Federal and foreign income taxes
   incurred                            $ 350,038,325        32.98%
Change in net deferred income taxes      (72,756,668)       (6.86)%
                                      ---------------  --------------
          TOTAL STATUTORY INCOME TAX   $ 277,281,657        26.12%
                                      ===============  ==============

E.    Operating loss and tax credit carryforwards and protective tax deposits

    1. At December 31, 2014, the Company had $1,897,188,043 of net operating loss carryforwards which expire between 2026 and 2029 and $58,830,395 of foreign tax credit carryforwards which expire between 2018 and 2024.

    2. The amount of federal income taxes incurred in the current year and each preceding year that will be available for recoupment in the event of future net losses are:

                 2014                   $--
                 2013                   $--
                 2012                   $--

    3. The aggregate amounts of deposits reported as admitted assets under
       Section 6603 of the IRS Code was $0 as of December 31, 2014.


F.    Consolidated Federal Income Tax Return

    1. The Company's federal income tax return is consolidated within The Hartford's consolidated federal income tax return. The consolidated federal income tax return includes the following entities:

      The Hartford Financial Services Group, Inc. (Parent)         Business Management Group, Inc.
      Hartford Holdings, Inc.                                      Nutmeg Insurance Agency, Inc.
      Nutmeg Insurance Company                                     Hartford Lloyd's Corporation
      Heritage Holdings, Inc.                                      1stAgChoice, Inc.
      Hartford Fire Insurance Company                              Access CoverageCorp, Inc.
      Hartford Accident and Indemnity Company                      Access CoverageCorp Technologies, Inc.

      Hartford Casualty Insurance Company                            Hartford Casualty General Agency, Inc.
      Hartford Underwriters Insurance Company                        Hartford Fire General Agency, Inc.
      Twin City Fire Insurance Company                               Hartford Strategic Investments LLC
      Pacific Insurance Company, Limited                             Hartford Underwriters General Agency, Inc.
      Trumbull Insurance Company                                     Hartford of Texas General Agency, Inc.
      Hartford Insurance Company of Illinois                         Hartford Life, Inc.
      Hartford Insurance Company of the Midwest                      Hartford Life and Accident Insurance Company
      Hartford Insurance Company of the Southeast                    HIMCO Distribution Services Company (f/k/a HESCO)
      Hartford Lloyd's Insurance Company                             Hartford-Comprehensive Employee Benefit Service Co.
      Property & Casualty Insurance Co. of Hartford                  Hartford Securities Distribution Company, Inc.
      Sentinel Insurance Company, Ltd.                               The Evergreen Group, Incorporated
      First State Insurance Company                                  Hartford Administrative Services Company
      New England Insurance Company                                  Hartford Life, LTD.
      New England Reinsurance Corporation                            Hartford Funds Management Group, Inc.
      Fencourt Reinsurance Company, Ltd.                             Hartford Life International Holding Company
      Heritage Reinsurance Company, Ltd.                             Hartford Life Insurance Company
      New Ocean Insurance Co., Ltd.                                  Hartford Life and Annuity Insurance Company
      Hartford Investment Management Co.                             Hartford International Life Reassurance Corp.
      HRA Brokerage Services. Inc.                                   American Maturity Life Insurance Company
      Hartford Integrated Technologies, Inc                          White River Life Reinsurance Company

    2. Federal Income Tax Allocation

      Estimated tax payments are made quarterly, at which time intercompany tax balances are settled. In the subsequent year, additional settlements are made on the unextended due date of the return and at the time that the return is filed. The method of allocation among affiliates of the Company is subject to written agreement approved by the Board of Directors and based upon separate return calculations with current credit for net losses to the extent the losses provide a benefit in the consolidated tax return.


6.     REINSURANCE

The amount of reinsurance recoverables from and payables to affiliated and unaffiliated reinsurers were $8,969,569 and $52,130,428 respectively, as of December 31, 2014 and $10,718,558 and $926,044,168 respectively, as of December 31, 2013.

The effect of reinsurance as of and for the years ended December 31 is summarized as follows:


                                                     Direct            Assumed             Ceded               Net
                                               -----------------   ----------------  -----------------  ----------------
2014
Aggregate reserves for future benefits         $  12,401,106,393   $ 1,048,607,747   $ (9,577,895,699)  $  3,871,818,441
Liability for deposit-type contracts                  40,757,800     1,152,058,189        (20,468,091)     1,172,347,898
Policy and contract claim liabilities                107,460,386        18,933,697       (107,290,179)        19,103,904
Premium and annuity considerations                 1,788,988,738       (73,107,311)    39,676,872,085     41,392,753,512
Death, annuity, disability and other benefits        801,686,972       293,031,891       (663,455,070)       431,263,793
Surrenders and other fund withdrawals              8,767,621,374       210,257,704     (2,632,097,533)     6,345,781,545

                                                     Direct            Assumed             Ceded                Net
                                               -----------------   ---------------   ------------------  -----------------
2013
Aggregate reserves for future benefits         $  11,905,322,306   $ 1,076,972,436   $  (9,094,015,409)  $  3,888,279,333
Liability for deposit-type contracts                  48,225,329     1,335,518,462         (24,594,176)     1,359,149,615
Policy and contract claim liabilities                117,147,937        17,567,410        (117,061,305)        17,654,042
Premium and annuity considerations                 2,263,956,031       214,306,601      (5,460,857,455)    (2,982,594,824)
Death, annuity, disability and other benefits        768,962,763       335,485,820        (780,296,543)       324,152,040
Surrenders and other fund withdrawals             11,128,056,539       211,476,401     (11,495,364,832)      (155,831,892)

                                                       Direct            Assumed             Ceded               Net
                                                 -----------------   ---------------   -----------------  ----------------
2012
Aggregate reserves for future benefits           $  13,136,569,365   $ 1,141,074,169   $ (5,068,899,440)  $  9,208,744,094
Liability for deposit-type contracts                    57,593,210     1,485,690,018                 --      1,543,283,228
Policy and contract claim liabilities                  114,807,788        13,382,743        (54,078,602)        74,111,929
Premium and annuity considerations                   2,380,044,324       311,741,821     (1,402,987,610)     1,288,798,535
Death, annuity, disability and other benefits          660,013,086       421,351,995       (313,326,701)       768,038,380
Surrenders and other fund withdrawals                8,896,799,930       238,908,549     (8,830,040,225)       305,668,254

A.   EXTERNAL REINSURANCE

The Company cedes insurance to unaffiliated insurers in order to limit its maximum losses. Such agreements do not relieve the Company from its primary liability to policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company. The Company reduces this risk by evaluating the financial condition of reinsurers and monitoring for possible concentrations of credit risk. As of December 31, 2014, the Company has one reinsurance-related concentration of credit risk greater than 10% of the Company's capital and surplus. This concentration, which is actively monitored, is as follows: reserve credits totaling $9.4 billion for Prudential offset by $6.7 billion of market value of assets held in trust, for a net exposure of $2.6 billion. As of December 31, 2013, the Company had two reinsurance-related concentrations of credit risk greater than 10% of the Company's capital and surplus. These concentrations, which were actively monitored, were as follows: reserve credits totaling $7.7 billion for Prudential offset by $5.4 billion of market value of assets held in trust, for a net exposure of $2.3 billion, and reserve credits totaling $682 million for Transamerica Life Insurance
Company.

The Company has a reinsurance agreement under which the reinsurer has a limited right to unilaterally cancel the reinsurance for reasons other than for nonpayment of premium or other similar credits. The estimated amount of aggregate reduction in the Company's surplus of this limited right to unilaterally cancel this reinsurance agreement by the reinsurer for which cancellation results in a net obligation of the Company to the reinsurer, and for which such obligation is not presently accrued is $144.7 million in 2014, an increase of $17.2 million from the 2013 balance of $127.5 million The total amount of reinsurance credits taken for this agreement was $222.6 million in 2014, an increase of $26.5 million from the 2013 balance of $196.1 million

On January 2, 2013, The Hartford completed the sale of its Individual Life insurance business to Prudential for consideration consisting primarily of a ceding commission of which $457 million, before tax, was allocated to the Company. The transaction resulted from The Hartford's strategic business realignment announced in March 2012. The sale was structured as a reinsurance transaction and resulted in a before tax gain of approximately $1.6 billion consisting of a reinsurance gain and investment-related gains, and an estimated increase to surplus of approximately $1.4 billion, before tax. A reinsurance gain of approximately $600 million, before tax, will be deferred and amortized over 20 years as earnings are estimated to emerge from the business reinsured. Upon closing, the Company reinsured $7.1 billion of policyholder liabilities and $3.8 billion of Separate Account liabilities under an indemnity reinsurance agreement. The Company also transferred invested assets (excluding cash) with a statement value of $5.1 billion to Prudential.

On December 31, 2012, The Hartford completed the sale of its U.S. individual annuity new business capabilities to Forethought Financial Group. Effective May 1, 2012, all new U.S. annuity policies sold by the Company were reinsured to Forethought Life Insurance Company. The Company ceased the sale of such annuity policies and the reinsurance agreement terminated as to new business in the second quarter of 2013. The reinsurance agreement has no impact on in-force policies issued on or before April 27, 2012.


B.   REINSURANCE ASSUMED FROM AFFILIATES

On June 30, 2014, HLIC's parent, HLI, completed the sale of all of the issued and outstanding equity of HLIKK, a Japan affiliate, to ORIX Life Insurance Corporation ("Buyer"), a subsidiary of ORIX Corporation, a Japanese company. Concurrent with the sale, HLIKK recaptured certain risks that had been reinsured to the Company and HLIC by terminating intercompany agreements. As a result, the Company recognized a reduction in surplus of approximately $165 million, including an after-tax loss of approximately $323 million, which includes the impacts of unwinding hedging derivatives related to the recaptured risks.

Upon closing, the Buyer is responsible for all liabilities for the recaptured business. The Company will, however, continue to provide reinsurance to HLIKK (as an affiliate of the Buyer) for approximately $1.1 billion of fixed payout annuities as of December 31, 2014 related to the "3Win" product formerly written by HLIKK.

Under this agreement, the Buyer continues to cede the following: in-force "3Win" annuities which bundled guaranteed minimum accumulation benefits ("GMAB"), GMIB and GMDB product features and risks. The liability for this assumed reinsurance is presented within Liability for Deposit-Type Contracts on the balance sheet. In connection with this reinsurance agreement, the Company collected immaterial premiums for the years ended December 31, 2014, 2013 and 2012.

The Company entered into a funding agreement with HLIC in 2009 to fund required payouts under this agreement, however the funding agreement was terminated in 2014 as a result of the sale of HLIKK.

Prior to the sale, the Company had the following reinsurance agreements with HLIKK. Under these agreements, HLIKK ceded 100% of its covered risks to the Company. The following list described the reinsurance agreements with HLIKK:

- The Company assumed GMDB on covered contracts that have an associated GMIB rider in force on or after July 31, 2006, and GMIB riders issued on or after April 1, 2005. In connection with this reinsurance agreement, the Company collected premiums of $(187,673,983), $89,335,190 and $172,316,300 for the
   years ended December 31, 2014, 2013 and 2012, respectively.

- The Company assumed certain in-force and prospective GMIB and GMDB riders issued on or after February 1, 2008. In connection with this reinsurance agreement, the Company collected immaterial premiums for the years ended December 31, 2014, 2013 and 2012.

- The Company assumed certain in-force and prospective GMDB riders issued on or after April 1, 2005. In connection with this reinsurance agreement, the Company collected immaterial premiums for the years ended December 31, 2014, 2013 and 2012.

The Company had a modified coinsurance ("Modco") reinsurance agreement with Hartford Life Limited ("HLL"), an affiliated wholly-owned subsidiary of Hartford Life International, Ltd ("HLIL") which was novated in 2013. The Company assumed 100% of the risks associated with GMDB and GMWB riders written by and in-force with HLL as of November 1, 2010. In connection with this agreement as of December 31, 2013, the Company recorded a net (payable)/receivable of $0, and collected premiums of $8,066,899 and $9,541,634 for the years ended December 31, 2013 and 2012, respectively. The Company sold HLIL on December 12, 2013, and due to the sale of HLIL, the Company novated its Modco reinsurance agreement with HLL. See Note 12.


C.   REINSURANCE CEDED TO AFFILIATES

In March 2014, the Company received permission from the Department and the Vermont Department of Financial Regulation to terminate the reinsurance agreement with its affiliate White River Life Reinsurance Company ("WRR") effective April 1, 2014. As a result the Company received a return of ceded premium related to Separate Account business totaling $41 billion offset by Modco adjustments of $41 billion; reassumed $281 million in aggregate reserves for annuity contracts; WRR returned the funds withheld totaling $281 million to the Company; and the Company paid a recapture fee of $0 to WRR. In addition, the Company received a capital contribution of $1.022 billion from its parent HLIC in support of the business recaptured.

The Company had a Modco and coinsurance with funds withheld reinsurance agreement ("WRR Agreement") with WRR, an affiliated captive insurance company unauthorized in the State of Connecticut. The Company ceded to WRR variable annuity contracts, associated riders, and payout annuities written by the Company; annuity contracts and associated riders assumed by the Company under unaffiliated reinsurance agreements; and GMAB, GMIB riders and GMDB risks assumed by the Company from HLIKK. Due to the sale of HLIL, the Company ceased ceding GMDB and GMWB riders assumed by the Company from HLL as of December 1, 2013. See Note 12.

Under Modco, the assets and liabilities, and under coinsurance with funds withheld, the assets, associated with the reinsured business remain on the balance sheet of the Company in segregated portfolios, and WRR will receive the economic risks and rewards related to the reinsured business through Modco and funds withheld adjustments.

In connection with the WRR Agreement as of December 31, 2014 and 2013, the Company recorded a receivable of $0 within Amounts recoverable for reinsurance on the Statements of Admitted Assets, Liabilities and Capital and Surplus; a payable of $0 and $917,034,952, respectively, reported within Other liabilities; Funds held under reinsurance treaties with unauthorized reinsurers of $0 and $255,906,441, respectively; and paid premiums of $(41,015,622,260), $518,156,124, and $719,723,726, for the years ended December 31, 2014, 2013 and
2012, respectively. As a result of the sale of the U.S. individual annuity new business, the Company ceased ceding new business to WRR in 2012.

Effective November 1, 2007, the Company entered into a Modco and coinsurance with funds withheld reinsurance agreement with Champlain Life Reinsurance Company ("Champlain"), an affiliated captive insurance company unauthorized in the State of Connecticut. Champlain used a third-party letter of credit to back a certain portion of its statutory reserves, and this letter of credit was assigned to the Company in order to provide collateral for the Company to take reinsurance credit under this agreement. The increase in surplus, net of federal income tax, that resulted from the reinsurance agreement on the effective date was $194,430,212. This surplus benefit was amortized into income on a net of tax basis as earnings emerged from the business reinsured, resulting in a net $0 future impact to surplus. This agreement was recaptured in 2013, and the Company reported paid premiums of $(2,768,952,656) and $200,281,441 for the years ended December 31, 2013 and 2012, respectively.

As a result of the sale of the individual life insurance business to Prudential, the Company simultaneously recaptured the individual life insurance assumed by Champlain. On January 2, 2013, the Company re-assumed all of the life reserves and claims payable totaling $3.0 billion from Champlain; Champlain returned the funds withheld totaling $2.8 billion to the Company; the Company paid a recapture fee of $347 million to Champlain; and, the Company ceded the recaptured reserves to Prudential. The amounts resulting from the transaction with Prudential disclosed above include the release of the Company's remaining deferred gain of $167 million, deferred at the inception of the reinsurance to Champlain, from restricted surplus.

7.     RELATED PARTY TRANSACTIONS

Transactions between the Company and its affiliates, relate principally to tax settlements, reinsurance, insurance coverages, rental and service fees, capital contributions, returns of capital and payments of dividends. Investment management fees are charged by Hartford Investment Management Company and are a component of net investment income. Substantially all general insurance expenses related to the Company, including rent and benefit plan expenses, are initially paid by the affiliate Hartford Fire Insurance Company.

Direct expenses are allocated using specific identification and indirect expenses are allocated using other applicable methods. Indirect expenses include those for corporate areas which, depending on type, are allocated based on either a percentage of direct expenses or on utilization.

At December 31, 2014 and 2013, the Company reported $25,391,221 and $0, respectively, as receivables from and $31,185,084 and $33,588,068, respectively, as payables to parent, subsidiaries, and affiliates. The terms of the written settlement agreements require that these amounts be settled generally within 30 days.

Effective December 31, 2010, The Hartford entered into an Intercompany Liquidity Agreement (the "Agreement") with its insurance company subsidiaries that are domiciled in the State of Connecticut. The Agreement allows for short-term advances of funds between Hartford affiliates for liquidity and other general corporate purposes. On May 29, 2013, Hartford Life and Annuity Insurance Company issued a note in the principal amount of $225 million to Hartford Life and Accident Insurance Company, under the intercompany liquidity agreement. The note carried an interest rate of 1.00%, had a maturity date of May 29, 2014, and was repaid on February 28, 2014.

On January 30, 2014, The Hartford received permission from the Department to pay extraordinary dividends (as returns of capital) of $642,349,730 from HLAI to HLIC and $800,000,000 from HLIC to Hartford Life and Accident Insurance Company ("HLA"). HLAI and HLIC paid these returns of capital on February 27, 2014.

In conjunction with the capitalization of HLA to support the Group Benefits business, on January 30, 2014, The Hartford received permission from the Department to distribute the shares of stock of HLIC from HLA to HLI, as an extraordinary dividend (as a return of capital). This was completed on March 3, 2014.

On July 8, 2014, The Hartford received permission from the Department to pay extraordinary dividends (as returns of capital) of $500,000,000 from HLAI to HLIC, and $500,000,000 from HLIC to HLI. HLAI and HLIC paid these returns of capital on July 15, 2014.

On February 22, 2013, the Company paid an extraordinary cash return of capital of $1.05 billion to HLIC.

In December 2012, the Company received permission from the Department to transfer the ownership of indirect wholly-owned subsidiaries Hartford Funds Management Group, Inc., Hartford Funds Management Company, LLC and Hartford Investment Financial Services, LLC to its parent, HLIC, as an extraordinary non-cash return of capital. This transaction, totaling $126,663,811, was completed on December 31, 2012.

Related party transactions may not be indicative of the costs that would have been incurred on a stand-alone basis. For additional information, see Notes 5, 6, 8 and 11.


8. RETIREMENT PLANS, OTHER POSTRETIREMENT BENEFIT PLANS AND POSTEMPLOYMENT BENEFITS

The Hartford maintains The Hartford Retirement Plan for U.S. employees, a U.S. qualified defined benefit pension plan (the "Plan"), that covers substantially all U.S. employees of the Company hired prior to January 1, 2013. The Hartford also maintains non-qualified pension plans to accrue retirement benefits in excess of Internal Revenue Code limitations. These plans shall be collectively referred to as the "Pension Plans."

Effective December 31, 2012, The Hartford amended the Plan to freeze participation and benefit accruals. As a result, employees will not accrue further benefits under the plan, although interest will continue to accrue to existing account balances. Compensation earned by employees up to December 31, 2012 will be used for purposes of calculating benefits under the Plan but there will be no future benefit accruals after that date. Participants as of December 31, 2012 will continue to earn vesting credit with respect to their frozen accrued benefits as they continue to work. The freeze also applies to The Hartford Excess Pension Plan II, The Hartford's non-qualified excess benefit plan for certain highly compensated employees, effective December 31, 2012.

For the years ended December 31, 2014, 2013 and 2012, the Company incurred expenses related to the Pension Plans of $5,780,928, $5,659,399 and $22,147,339, respectively, related to the allocation of the net periodic benefit cost, benefit payments and funding to the Pension Plans.

The Hartford also provides certain health care and life insurance benefits for eligible retired employees. The Hartford's contribution for health care benefits will depend upon the retiree's date of retirement and years of service. In addition, the plan has a defined dollar cap for certain retirees which limits average company contributions. The Hartford has prefunded a portion of the health care obligations through a trust fund where such prefunding can be accomplished on a tax effective basis. Effective January 1, 2002, company-subsidized retiree medical, retiree dental and retiree life insurance benefits were eliminated for employees with original hire dates on or after January 1, 2002. As of December 31, 2012, the Hartford's other postretirement medical, dental and life insurance coverage plans were amended to no longer provide subsidized coverage for current employees who retire on or after January 1, 2014. For the years ended December 31, 2014, 2013 and 2012, the Company incurred immaterial expense/(income) related to the other postretirement benefit plans.

Substantially all U.S. employees are eligible to participate in The Hartford Investment and Savings Plan under which designated contributions may be invested in common stock of The Hartford or certain other investments. The Company's contributions include a non-elective contribution of 2% of eligible compensation and a dollar-for-dollar matching contribution of up to 6% of eligible compensation contributed by the employee each pay period. Eligible compensation includes overtime and bonuses but is limited to a total of $1,000,000 annually. The expense allocated to the Company for the years ended December 31, 2014 and 2013 were $2,334,909 and $4,611,879, respectively.

Prior to January 1, 2013, the contributions were matched, up to 3.0% of base salary, by the Company. In 2012, employees who had earnings of less than $110,000 in the preceding year also received a contribution of 1.5% of base salary and employees who had earnings of $110,000 or more in the preceding year received a contribution of 0.5% of base salary. The expenses allocated to the Company for the year ended December 31, 2012 were $4,731,580.

The Company participates in postemployment plans sponsored by Hartford Fire Insurance Company. These plans provide for medical and salary continuance benefits for employees on long-term disability. For the years ended December 31, 2014, 2013 and 2012, (income)/expense allocated to the Company for long-term disability was $(481,819), $72,754, and $717,160, respectively. The (income)/expense includes an incurred expense of $10,494, $36,458, and $591,375, and valuation adjustments of $(492,313), $36,296, and $125,785 for the years ended December 31, 2014, 2013 and 2012, respectively.


9.     CAPITAL AND SURPLUS AND SHAREHOLDER DIVIDEND RESTRICTIONS


DIVIDEND RESTRICTIONS

The maximum amount of dividends which can be paid to shareholders by Connecticut domiciled insurance companies, without prior approval of the Connecticut Insurance Commissioner (the "Commissioner"), is generally restricted to the greater of 10% of surplus as of the preceding December 31st or the net gain from operations after dividends to policyholders, federal income taxes and before realized capital gains or (losses) for the previous year. In addition, if any dividend exceeds the insurer's earned surplus, it requires the prior approval of the Commissioner. Dividends are paid as determined by the Board of Directors in accordance with state statutes and regulations, and are not cumulative. There were no dividends paid in 2014, 2013, and 2012. For returns of capital, see Note 7. With respect to dividends to its parent HLIC, the Company's dividend limitation under the holding company laws of Connecticut is $470,029,246 in 2015.


UNASSIGNED FUNDS

The portion of unassigned funds reduced by each item below at December 31, was as follows:

                                                                                          2014                2013
                                                                                      -------------      --------------
Unrealized capital losses, net of tax                                                 $ 364,226,230      $  721,211,084
Nonadmitted asset values                                                              $ 651,935,726      $  928,120,355
Asset valuation reserve                                                               $  62,391,546      $   43,221,943


10.    SEPARATE ACCOUNTS

The Company maintained Separate Account assets totaling $38,162,711,736 and $44,216,206,885 as of December 31, 2014 and 2013, respectively. The Company utilizes Separate Accounts to record and account for assets and liabilities for particular lines of business. For the current reporting year, the Company recorded assets and liabilities for individual variable annuities, variable life and variable universal life product lines in the Separate Accounts.

The Separate Account classifications are supported by state statute and are in accordance with the domiciliary state procedures for approving items within the Separate Accounts. Separate Account assets are segregated from other investments and reported at fair value. Some assets are considered legally insulated whereas others are not legally insulated from the General Account. As of December 31, 2014 and 2013, the Company's Separate Account statement included legally insulated assets of $38,162,711,736 and $44,216,206,885, respectively.

Separate Account liabilities are determined in accordance with prescribed actuarial methodologies, which approximate the market value less applicable surrender charges. The resulting surplus is recorded in the General Account Statements of

Operations as a component of Net transfers from Separate Accounts. The Company's Separate Accounts are non-guaranteed, wherein the policyholder assumes substantially all the investment risks and rewards. Investment income (including investment gains and losses) and interest credited to policyholders on Separate Account assets are not separately reflected in the Statements of Operations.

Separate Account fees, net of minimum guarantees, were $813,720,444, $899,999,354 and $971,069,837 for the years ended December 31, 2014, 2013 and
2012, respectively, and are recorded as a component of fee income on the Company's Statements of Operations.

An analysis of the Separate Accounts as of December 31, 2014 is as follows:

                                                       Nonindexed
                                                       Guaranteed    Nonindexed
                                                        Less Than    Guaranteed        Nonguaranteed
                                                        or Equal      More Than          Separate
                                            Indexed       to 4%          4%              Accounts              Total
                                           --------  -------------  -------------  -------------------  -------------------
Premium considerations or deposits
   for the year ended December 31, 2014      $ --         $ --          $ --       $       665,027,557  $       665,027,557
                                           --------  -------------  -------------  -------------------  -------------------
Reserves at year-end:
   For accounts with assets at:
   Fair value                                  --           --            --            37,917,826,451       37,917,826,451
Amortized cost                                 --           --            --                        --                   --
                                           --------  -------------  -------------  -------------------  -------------------
                           TOTAL RESERVES      --           --            --            37,917,826,451       37,917,826,451
                                           --------  -------------  -------------  -------------------  -------------------
By withdrawal characteristics:
   Subject to discretionary
      withdrawal                               --           --            --                        --                   --
   With fair value adjustment                  --           --            --                        --                   --
   At book value without fair value
      adjustment and with surrender
      charge of 5% or more                     --           --            --                        --                   --
   At fair value                               --           --            --            37,565,345,474       37,565,345,474
   At book value without fair value
      adjustment and with surrender
      charge of less than 5%                   --           --            --                        --                   --
                                           --------  -------------  -------------  -------------------  -------------------
         Subtotal                              --           --            --            37,565,345,474       37,565,345,474
   Not subject to discretionary
      withdrawal                               --           --            --               352,480,977          352,480,977
                                           --------  -------------  -------------  -------------------  -------------------
                                    TOTAL    $ --         $ --          $ --       $    37,917,826,451  $    37,917,826,451
                                           --------  -------------  -------------  -------------------  -------------------

Below is a reconciliation of net transfers from Separate Accounts as of December 31,


                                                                 December 31,        December 31,        December 31,
                                                                     2014                2013                2012
                                                               -----------------   -----------------   -----------------
Transfer to Separate Accounts                                  $    665,027,557    $    914,828,458    $    905,791,935
Transfer from Separate Accounts                                   8,473,206,078      10,913,496,680       8,502,888,504
                                                               -----------------   -----------------   -----------------
Net Transfer from Separate Accounts                              (7,808,178,521)     (9,998,668,222)     (7,597,096,569)
Internal exchanges and other Separate Account activity              (17,801,650)         81,476,262          (4,353,290)
                                                               -----------------   -----------------   -----------------
Transfer from Separate Accounts on the Statements of
   Operations                                                  $ (7,825,980,171)   $ (9,917,191,960)   $ (7,601,449,859)
                                                               -----------------   -----------------   -----------------


11.     COMMITMENTS AND CONTINGENT LIABILITIES


A.    LITIGATION

The Company is or may become involved in various legal actions, some of which assert claims for substantial amounts. Management expects that the ultimate liability, if any, with respect to such lawsuits, after consideration of provisions made for estimated losses and costs of defense, will not be material to the financial condition of the Company.


B.    GUARANTY FUNDS

In all states, insurers licensed to transact certain classes of insurance are required to become members of a guaranty fund. In most states, in the event of the insolvency of an insurer writing any such class of insurance in the state, members of the funds are assessed to pay certain claims of the insolvent insurer. A particular state's fund assesses its members based on their respective written premiums in the state for the classes of insurance in which the insolvent insurer was engaged. Assessments are generally limited for any year to one or two percent of premiums written per year, depending on the state.

Under insurance guaranty fund laws in each state, the District of Columbia and Puerto Rico, insurers licensed to do business can be assessed by state insurance guaranty associations for certain obligations of insolvent insurance companies to policyholders and claimants. Part of the assessments paid by/refunded to the Company pursuant to these laws may be used as credits for a portion of the associated premium taxes. The Company paid immaterial net guaranty fund assessments in 2014, 2013, and 2012. The Company has a guaranty fund receivable of $3,771,126 and $3,515,901 as of December 31, 2014 and 2013, respectively.


C.   LEASES

As discussed in Note 7, transactions with The Hartford include rental facilities and equipment. Rent paid by the Company to The Hartford for its share of space occupied and equipment used by The Hartford's life insurance companies was $4,789,032, $608,095 and $7,635,952 in 2014, 2013, and 2012,
respectively. Future minimum rental commitments are immaterial.

The principal executive office of the Company, together with its parent and other life insurance affiliates, is located in Simsbury, Connecticut.


D.   TAX MATTERS

The Company or one or more of its subsidiaries files income tax returns in the U.S. federal jurisdiction, and various state and foreign jurisdictions. The Company is no longer subject to U.S. federal, state and local, or non-U.S. income tax examinations for years prior to 2007. The audits of the years 2007-2011 are expected to conclude in 2015, with no material impact on the Company's financial condition or results of operations. Management believes that adequate provision has been made in the financial statements for any potential assessments that may result from tax examinations and other tax-related matters for all open tax years.

The Company's unrecognized tax benefits are settled with the parent consistent with the terms of the tax sharing agreement described in Note 5.

The Separate Account dividend received deduction ("DRD") is estimated for the current year using information from the most recent return, adjusted for current year equity market performance and other appropriate factors, including estimated levels of corporate dividend payments and level of policy owner equity account balances. The actual current year DRD can vary from estimates based on, but not limited to, changes in eligible dividends received in the mutual funds, amounts of distributions from these mutual funds, amounts of short-term capital gains at the mutual fund level and the Company's taxable income before the DRD. The Company recorded benefits of $68,270,923 $80,401,818, and $83,835,300 related to the Separate Account DRD for the years ended December 31, 2014, 2013, and 2012, respectively. These amounts included benefits/(charges) related to prior years' tax returns of $2,270,923, $(598,182), and $(5,164,700) in 2014, 2013 and 2012, respectively.


E.   FUNDING OBLIGATIONS

At December 31, 2014 and 2013, the Company has outstanding commitments totaling $1,772,780 and $1,657,000, respectively, to fund partnership and other alternative investments, which may be called by the partnership during the commitment period to fund the purchase of new investments and partnership expenses.


12.    SALES OF AFFILIATES AND DISCONTINUED OPERATIONS

On November 30, 2012, the Company completed the sale of Woodbury Financial Services, Inc., a wholly-owned subsidiary, to AIG Advisor Group, Inc., a subsidiary of American International Group, Inc. The disposition resulted in a gain of $26 million before tax.

On December 12, 2013, The Company sold HLIL, a direct wholly-owned subsidiary of the Company, in a cash transaction to Columbia Insurance Company, a Berkshire Hathaway company, for approximately $285 million At closing, HLIL's sole asset was its subsidiary, HLL, a Dublin-based company that sold variable annuities in the U.K. from 2005 to 2009. The disposition resulted in a decrease is surplus of approximately $225 million, after tax. As part of the transaction, the Company novated its Modco reinsurance agreement with HLL.

The amounts related to Discontinued Operations and the effect on the Company's Balance Sheet and Summary of Operations are as follows:

           (Amounts in millions)
           Assets

           a. Line 5          Cash                                                                                   $  285
                                                                                                                     -------
           b. Line 28         Total assets                                                                             (400)
                                                                                                                     -------
           Liabilities, Surplus and Other Funds
           c. Line 28         Total liabilities                                                                          --
                                                                                                                     -------
           d. Line 37         Surplus                                                                                  (225)
                                                                                                                     -------
           e. Line 39         Total liabilities and surplus                                                            (225)
                                                                                                                     -------
           Summary of Operations
           f. Line 1          Premiums                                                                                   --
                                                                                                                     -------
           g. Line 19         Increase in aggregate reserves for accident & health
                              (current year less prior year)                                                             --
                                                                                                                     -------
           h. Line 32         Federal and foreign income taxes incurred                                                  --
                                                                                                                     -------
           i. Line 34         Net realized capital gains (losses)                                                      (434)
                                                                                                                     -------
           j. Line 35         Net income                                                                             $ (472)
                                                                                                                     -------


13.    SUBSEQUENT EVENTS

The Company has evaluated events subsequent to December 31, 2014, through April 10, 2015, the date the statutory-basis fmancial statements were available to be issued. The Company has not evaluated subsequent events after that date for presentation in these statutory-basis fmancial statements.

On January 9, 2015, The Hartford received permission from the Department to pay an extraordinary dividend (as a return of capital) of $500,000,000 from HLAI to HLIC. HLAI paid this return of capital on January 30, 2015.